UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Anaplan, Inc.

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Anaplan, Inc.

50 Hawthorne Street

San Francisco, California 94105

April 21, 2020

Dear Anaplan Stockholder:

I am pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Anaplan, Inc. (the “2020 Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/PLAN2020 at 8:00 a.m. Pacific Time on Wednesday, June 3, 2020.

Our 2020 Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend our 2020 Annual Meeting in-person. You will be able to vote your shares and submit your questions at the virtual meeting.

Details regarding virtual admission to the 2020 Annual Meeting and the business to be conducted at the meeting can be found in the Notice of 2020 Annual Meeting of Stockholders and the Proxy Statement accompanying this letter.

Your vote is important. Whether or not you plan to attend the virtual meeting, please submit your proxy as soon as possible so that your shares may be represented at the 2020 Annual Meeting.

On behalf of the Board of Directors of Anaplan, Inc., I thank you for your continued support.

Sincerely,

Frank Calderoni

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

This Proxy Statement and our 2020 Annual Report on Form 10-K can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or in the instructions that accompanied your proxy materials. The Notice also contains instructions on how to vote online or by telephone and includes instructions on how to request a paper copy of the Proxy Materials. Whether or not you plan to attend the meeting, please ensure that your shares are voted at the 2020 Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

2020 NOTICE OF MEETING AND PROXY STATEMENT

ANAPLAN, INC.

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

The 2020 Annual Meeting of Stockholders of Anaplan, Inc. (“Anaplan” or the “Company”), will be held on Wednesday, June 3, 2020, at 8:00 a.m. Pacific Time, virtually only via live webcast at www.virtualshareholdermeeting.com/PLAN2020.

The purpose of the 2020 Annual Meeting is:

•

To elect two Class II directors, Susan L. Bostrom and Sandesh Patnam, to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified or subject to their earlier death, disqualification, resignation or removal; and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and

•	To hold a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers; and

•	To transact any other business that is properly presented at the 2020 Annual Meeting (including adjournments, continuations and postponements thereof).

Our board of directors recommends that you vote your shares:

•	“FOR” the election of the Class II director nominees as described in Proposal One; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 as described in Proposal Two; and

•	“ONE YEAR” as the preferred frequency for future non-binding advisory votes on the compensation of our named executive officers.

2020 NOTICE OF MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2020

We will furnish Proxy Materials over the Internet instead of mailing printed copies of those materials to each stockholder in accordance with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to do so. On or about April 21, 2020, we expect to send our stockholders the Notice instead of a paper copy of our Proxy Statement for the Company’s fiscal year ended January 31, 2020 (“fiscal 2020”), the proxy card and our Annual Report on Form 10-K for fiscal 2020 (collectively, the “Proxy Materials”).

The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the Proxy Materials by mail. Our Proxy Materials can be accessed directly at the Internet address www.proxyvote.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials. Only stockholders of record as of the close of business on April 6, 2020 are entitled to receive notice of and to vote at the 2020 Annual Meeting. Please provide your proxy even if you plan on attending the meeting. Instructions on how to vote your proxy are set forth in the accompanying Proxy Statement.

By order of the Board of Directors,

Gary Spiegel

Vice President, Legal and Corporate Secretary

San Francisco, California

April 21, 2020

2020 NOTICE OF MEETING AND PROXY STATEMENT

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about the topics summarized below, please review Anaplan, Inc.’s Annual Report on Form 10-K and the entire Proxy Statement.

2020 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, June 3, 2020, at 8:00 a.m. Pacific Time
Place:	Virtually only via live webcast at www.virtualshareholdermeeting.com/PLAN2020
Record Date:	April 6, 2020
Voting:	Stockholders as of close of business on April 6, 2020 (the “Record Date”), are entitled to vote on the proxy proposals. Each share of common stock is entitled to one vote for each of the proposals.
Attendance:

All stockholders as of the close of business on the Record Date may virtually attend the 2020 Annual Meeting. You can attend, participate and vote at the meeting even if you have completed and submitted a form of proxy. If you were unable to vote online or by telephone prior to meeting, your nominated proxy must virtually attend the 2020 Annual Meeting in order for your votes to be cast.

Proxy Materials:	The Proxy Materials were first made available to stockholders on or about April 21, 2020.

Proposals, voting recommendations and vote required

Our board of directors (the “Board”) recommends that you vote as follows for each of the proposals that will be submitted to stockholders at the 2020 Annual Meeting:

Proposals:		Votes required for approval:	Board Recommendation:
1.	To elect two Class II directors, Susan L. Bostrom and Sandesh Patnam, to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. For information about our Director Nominees, see biographical information starting on page 7 of this Proxy Statement.	Plurality of Votes Cast	“FOR” each nominee
2.	To ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2021.	Majority of Votes Cast	“FOR” the ratification
3.	To recommend a preferred frequency for future non-binding advisory votes on the compensation of our named executive officers.	Advisory Vote – Majority of Votes Cast	“ONE YEAR” as the frequency

During the meeting, Anaplan’s management will present a review of Anaplan’s business and affairs for fiscal 2020.

2020 NOTICE OF MEETING AND PROXY STATEMENT

2020 NOTICE OF MEETING AND PROXY STATEMENT

2020 NOTICE OF MEETING AND PROXY STATEMENT

2020 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

In this Proxy Statement, “Anaplan, Inc.,” “Anaplan,” the “Company,” “we,” “us” and “our” refer to Anaplan, Inc., a Delaware corporation, and its subsidiaries, unless the context indicates otherwise. This Proxy Statement and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, are first being mailed to stockholders of record at the close of business on the Record Date on or about April 21, 2020.

GENERAL INFORMATION

Following are questions and answers concerning voting and solicitation and other general information.

Why did I receive this Proxy Statement?	We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials (“Notice”) on or around April 21, 2020, because our Board is soliciting your proxy to vote at the Company’s 2020 Annual Meeting and you were a stockholder of record at the close of business on the Record Date. This Proxy Statement summarizes the information you need to know to vote on an informed basis.

What do I need to do to virtually attend the 2020 Annual Meeting?	All stockholders as of the close of business on the Record Date are invited to virtually attend the 2020 Annual Meeting. Admission will begin at 7:30 a.m. Pacific Time. You will be able to virtually attend our 2020 Annual Meeting at www.virtualshareholdermeeting.com/PLAN2020 using the control number found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Stockholders of record may vote in advance by proxy. If your shares are held beneficially in the name of a bank, broker-dealer, brokerage firm, trust, other similar organization, other holder of record or nominee (i.e., in street name), you may vote in advance by proxy or if you wish to be present virtually at the 2020 Annual Meeting, you must obtain a legal proxy from your bank, broker-dealer, brokerage firm, trust, other similar organization or other holder of record or nominee. The meeting will begin promptly at 8:00 a.m. Pacific Time.

Who may vote?	You are entitled to vote if you are a stockholder of record of the Company’s common stock at the close of business on the Record Date. At that time, there were 136,964,217 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock that you own entitles you to one vote on all matters to be voted on at the 2020 Annual Meeting.

How do I vote?	Stockholders of record can cast their votes by proxy by:

•  using the Internet and voting at www.proxyvote.com;

•  calling 1.800.690.6903 and following the telephone prompts; or

•  completing, signing and returning a proxy card by mail to the address indicated on the proxy card.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

If you have received a Notice, it contains a control number that will allow you to access the Proxy Materials online. If you have received a paper copy of our Proxy Materials, a printed proxy card has been enclosed. If you have not received a paper copy of our Proxy Materials and wish to vote by mail, please follow the instructions included in the Notice to obtain a paper proxy card. A full printed set of our Proxy Materials will be mailed to you automatically only if you have previously made a permanent election to receive our Proxy Materials in printed form.

The Notice is not a proxy card and it cannot be used to vote your shares. Stockholders of record may also vote their shares directly by virtually attending the 2020 Annual Meeting and casting their vote.

Beneficial owners must vote their shares in the manner prescribed by their bank, broker-dealer, brokerage firm, trust or other similar organization or nominee. If you do not receive the voting instructions, please contact your bank, brokerage firm, trust or other similar organization or nominee directly. Beneficial owners who wish to vote virtually at the 2020 Annual Meeting must obtain a legal proxy from their bank, broker-dealer, brokerage firm, trust or other similar organization or nominee. Beneficial owners wishing to vote virtually at the 2020 Annual Meeting will need to provide the legal proxy to the inspector of elections via email at the 2020 Annual Meeting along with a signed ballot. Beneficial owners will not be able to vote their shares at the 2020 Annual Meeting without a legal proxy and a signed ballot.

In order to be timely processed, your vote must be received by 11:59 p.m. Eastern Time on June 2, 2020 (or, if you are a beneficial owner, such earlier time as your bank, brokerage firm or nominee may require).

What matters am I voting on?

Proposal One: We are asking you to elect each of the Director Nominees described below:

SUSAN L. BOSTROM

SANDESH PATNAM

Proposal Two: We are asking you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

Proposal Three: We are asking you to vote, on a non-binding advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

How does the Board recommend that I vote?	The Board recommends that you vote your shares “FOR” the two Director Nominees as listed in Proposal One, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021, as described in Proposal Two, and “ONE YEAR” as the preferred frequency of holding future advisory votes on the compensation of our named executive officers on Proposal Three.

May I change or revoke my proxy?

If you are a registered holder of the Company’s common stock, you may revoke your proxy at any time before it is voted at the 2020 Annual Meeting by:

•   notifying the Corporate Secretary in writing: c/o Anaplan, Inc. at 50 Hawthorne Street, San Francisco, California 94105, USA, Attention: Corporate Secretary;

•   submitting another properly signed proxy card with a later date or another Internet or telephone proxy at a later date but prior to the close of voting described above; or

•   by voting virtually at the 2020 Annual Meeting.

Merely virtually attending the 2020 Annual Meeting does not revoke your proxy. To revoke a proxy, you must take one of the actions described above.

If you are not a registered holder but your shares are registered in the name of a nominee, you must contact the nominee to revoke your proxy. Merely virtually attending or attempting to vote at the 2020 Annual Meeting will not revoke your proxy if your shares are held in the name of a nominee.

How will my proxy get voted?	If your proxy card is properly submitted, you are legally designating the person or persons named in the proxy card to vote your shares as you have directed. Unless you name a different person or persons to act as your proxy, Frank Calderoni and David H. Morton, Jr. (the “Company Designees”) shall act as your proxies. If you sign and return your proxy card without indicating how your shares are to be voted and name anyone other than a Company Designee as your proxy, that person may vote your shares at their discretion. If you name a Company Designee as your proxy without indicating how your shares are to be voted, the Company Designee shall vote your shares as the Board recommends on each proposal in this Proxy Statement and at their discretion regarding any other matter properly presented for a vote at the 2020 Annual Meeting. The Board currently does not know of any matters to be raised at the 2020 Annual Meeting other than the proposals contained in this Proxy Statement.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

If you are a beneficial owner, the rules of the New York Stock Exchange (“NYSE”) permit your bank, broker-dealer, brokerage firm, trust or other similar organization or nominee to vote your shares at their discretion on “routine” matters if it does not receive instructions from you.

The following proposal is a routine matter:

•  Proposal Two (Ratification of the Appointment of the Independent Registered Public Accounting Firm)

However, “broker non-votes” occur when your bank, broker-dealer brokerage firm, trust or other similar organization or nominee does not receive instructions from you and, therefore, may not vote your shares on “non-routine” matters. Broker non-votes will be counted for the purposes of a quorum, but will not be counted as votes for or against the non-routine matters. Rather, broker non-votes will be regarded as votes withheld and will not be counted in the calculation of votes for or against the resolution.

The following proposals are non-routine matters:

•  Proposal One (Election of each of the two Director Nominees as Class II directors)

•  Proposal Three (Non-binding Advisory Vote on the Frequency of Future Non-binding Advisory Votes on our Named Executive Officers’ Compensation)

What constitutes a quorum?	The presence (virtually or by proxy) of stockholders entitled to exercise a majority of the voting power of the Company on the Record Date is necessary to constitute a quorum to conduct business for the Company’s 2020 Annual Meeting. Abstentions and broker non-votes are treated as “shares present” for the purposes of determining whether a quorum exists.

What vote is required to approve each of the proposals?

Plurality of Votes Cast Required to Approve:

•  Proposal One (Election of each of the two Director Nominees as Class II directors)

Majority of Votes Cast Required to Approve:

•  Proposal Two (Ratification of the Appointment of the Independent Registered Public Accounting Firm)

•  Proposal Three (Non-binding Advisory Vote on the Frequency of Future Non-binding Advisory Votes on our Named Executive Officers’ Compensation)

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proposal One—Class II directors will be elected by a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the two director nominees who receive the largest number of “FOR” votes will be elected as Class II directors. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any or all of the nominees. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director.

Proposal Two—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of votes cast at the meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” The appointment of KPMG will be ratified if the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.

Proposal Three—To vote, on a non-binding advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this proposal. The frequency receiving the majority of votes cast will be the frequency of future advisory non-binding votes on the compensation of our named executive officers recommended by our stockholders. Our Board will review the voting results and take them into consideration in determining the frequency of future non-binding advisory votes on the compensation of our named executive officers.

In determining the outcome of a stockholder vote on these proposals, we may only consider affirmative votes and negative votes cast on the proposals – abstentions and broker non-votes are not considered a vote cast for or against a proposal. Thus, although abstentions and broker non-votes are counted as “shares present” at the 2020 Annual Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast either “FOR” or “AGAINST” any proposal and, accordingly, do not affect the outcome of the vote for any of these proposals.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?	See Section titled “Householding” below which includes information for obtaining additional copies of the proxy materials.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Who pays the expenses of this Proxy Statement?	Our Board is soliciting proxies for use at the 2020 Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors, the Company Designees and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors, Company Designees and employees will not be paid any additional compensation for soliciting proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

How will voting be counted on any other matters that may be presented at the 2020 Annual Meeting?	Although we do not know of any matters to be presented or acted upon at the 2020 Annual Meeting other than the items described in this Proxy Statement, if any other matter is proposed and properly and validly presented at the 2020 Annual Meeting, Company Designees will vote on such matters in accordance with their best judgment.

Voting procedures and tabulation.	The Board appointed an inspector of elections to act at the 2020 Annual Meeting and to make a written report thereof. Prior to the 2020 Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will ascertain the number of shares of common stock outstanding, determine the shares of common stock represented at the 2020 Annual Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties. The determination of the inspector as to the validity of proxies will be final and binding.

Where can I find the voting results of the 2020 Annual Meeting?	We intend to announce preliminary voting results at the 2020 Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the 2020 Annual Meeting.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE – ELECTION OF DIRECTORS

BOARD STRUCTURE

Our Board is comprised of nine directors who are divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the 2020 Annual Meeting. The term of the Class III directors expires at the 2021 annual meeting of stockholders and the term of the Class I directors expires at the 2022 annual meeting of stockholders. After the initial terms expire, directors are expected to be nominated for re-election to hold office for a three-year term and until their successors are duly elected and qualified.

Classes	Directors	Term Expires
Class I	Frank Calderoni	2022
	Robert E. Beauchamp	2022
	Allan Leinwand	2022
Class II	Susan L. Bostrom	2020
	Sandesh Patnam	2020
	Rob Ward(1)	2020
Class III	David Conte	2021
	Suresh Vasudevan	2021
	Yvonne Wassenaar	2021

DIRECTOR NOMINEES

On the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Ms. Susan L. Bostrom and Mr. Sandesh Patnam for election as Class II directors to hold office until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current director and member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the Company Designees will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the 2020 Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present Board. In the alternative, the proxies may vote only for the remaining nominee(s), leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

(1)	Retiring at the 2020 Annual Meeting.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

A plurality of all votes cast by holders of common stock on the Record Date represented virtually or by proxy at the 2020 Annual Meeting is required to approve Proposal One.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT THE DIRECTOR NOMINEES, SUSAN L. BOSTROM AND SANDESH PATNAM.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

SUSAN L. BOSTROM Age 59, Director since 2017

Ms. Bostrom has served as a member of our Board since September 2017. Earlier in her career, from January 2006 to January 2011, Ms. Bostrom served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs of Cisco Systems, Inc., a networking equipment provider. Prior to that, from 1997 to January 2006, Ms. Bostrom served in a number of positions at Cisco, including Senior Vice President, Global Government Affairs and the Internet Business Solutions Group and Vice President of Applications and Services Marketing.

In addition to serving on our Board, Ms. Bostrom serves as an independent director to various public, private, and non-profit companies, including the following public companies: ServiceNow, Inc. since July 2014; Cadence Design Systems, Inc. since February 2011; and Nutanix, Inc. since October 2017. In the past five years, Ms. Bostrom has also served on the board of Varian Medical Systems, Inc., a manufacturer of medical devices and software, from February 2005 through February 2019, and on the boards of a number of non-profit and private companies.

Ms. Bostrom holds a B.S. in Business Administration from the University of Illinois at Urbana-Champaign and an M.B.A. from Stanford Graduate School of Business.

Expertise: Ms. Bostrom brings sales and marketing, government relations and technological expertise to our Board from her career as a senior executive of technology companies, and expertise from her service on public and private company boards. Ms. Bostrom’s experience in the software industry and her service as a director of various public and private companies provides our Board with cross-board perspective and expertise.

SANDESH PATNAM Age 46, Director since 2015

Mr. Patnam has served as a member of our Board since December 2015. Since November 2019, Mr. Patnam has been a partner at DFJ Growth Venture Capital, a venture capital firm. Prior to joining DFJ Growth, he was a Lead U.S. Partner and Portfolio Manager at Premji Invest, a venture capital firm, from March 2014 to October 2019. He also worked at J. & W. Seligman & Co. as a Senior Equity Analyst and Investment Officer from August 2010 to March 2014. He has previously served as General Partner of Bay Partners, LLC, a venture capital firm. In addition, Mr. Patnam serves and has served as a member of the board of directors of a number of private companies.

Mr. Patnam holds a B.S. in Electrical Engineering from the University of Rochester and an M.B.A. from the Wharton School of the University of Pennsylvania.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Expertise: As a partner of an equity investment firm, Mr. Patnam advises several technology companies and brings to our Board significant business development, technological, sales and marketing and research and development expertise. Mr. Patnam’s board service with other private companies provides cross-board experience to our Board.

CONTINUING DIRECTORS

INFORMATION CONCERNING OUR CONTINUING DIRECTORS:

FRANK CALDERONI Age 62, Director since 2017

Mr. Calderoni has served as our President and Chief Executive Officer, as a member of our board of directors since January 2017, as the Chairman of our Board since November 2018, and he also served as our Interim Chief Financial Officer from July 2018 to September 2018. From June 2015 to December 2016, Mr. Calderoni served as Executive Vice President, Operations, and Chief Financial Officer of Red Hat, Inc., an open-source enterprise software provider. From May 2004 to January 2015, Mr. Calderoni served in various positions, most recently as Chief Financial Officer, of Cisco Systems, Inc., a networking and storage vendor. From February 2002 to May 2004, Mr. Calderoni served as Senior Vice President and Chief Financial Officer of QLogic, Inc., a provider of network infrastructure products. From February 2000 to February 2002, Mr. Calderoni served as Senior Vice President and Chief Financial Officer of SanDisk Corporation. Prior to that, he was employed for 21 years by IBM Corporation, where he held a number of executive positions.

Mr. Calderoni currently serves on the board of directors of Adobe, Inc., and previously served on the boards of directors of Palo Alto Networks, Inc. and Nimble Storage, Inc.

Mr. Calderoni holds a B.S. in Accounting and Business Administration, with a major in Finance from Fordham University and an M.B.A. from Pace University.

Expertise: Mr. Calderoni brings significant expertise to our Board in financial matters, business development, and operations, along with senior leadership experience, global experience and knowledge of strategy and competition. As Chief Executive Officer, Mr. Calderoni has direct responsibility for setting the Company’s vision and strategy. With a background in serving as the chief financial officer of several large multinational corporations and with his public company board experience with service on audit committees, Mr. Calderoni also brings additional expertise in financial and operational issues facing companies.

ROBERT E. BEAUCHAMP Age 60, Director since 2018	Mr. Beauchamp has served as a member of our Board since July 2018. Mr. Beauchamp served as the President and Chief Executive Officer of BMC Software, Inc., a leading provider of enterprise IT management solutions, from 2001 through December 2016, and also served as interim Chief Executive Officer from April 2019 through October 2019. At BMC Software, prior to becoming Chief Executive Officer, he served in a variety of leadership roles in sales, marketing, corporate development, and product management and development.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Beauchamp has served as a director to various public and private companies, including the following: BMC Software, Inc., since April 2019 and from 2001 through October 2018, including as chairman since October 2019 and from 2008 through 2018; and Raytheon, Inc. since July 2015. Previously, Mr. Beauchamp served as a director of TransUnion from June 2018 through April 2019; and National Oilwell Varco, Inc., from 2002 through November 2015. He served as a member of the Board of Regents of Baylor University for nine years.

Mr. Beauchamp holds a B.B.A. in Finance from the University of Texas at Austin and an M.S. in Management from Houston Baptist University.

Expertise: Mr. Beauchamp brings financial, international, sales, marketing, business development, technological, operational and chief executive officer expertise to our Board through his service as a senior level executive with a large multi-national corporation. In addition, his cross-board experience on multiple public and private company boards combined with his senior-executive level experience provides valuable governance and strategic experience to our Board.

DAVID CONTE Age 54, Director since 2016

Mr. Conte has served as a member of our Board since February 2016. Since October 2019, Mr. Conte has served as Chief Financial Officer of Databricks, Inc., a cloud-based data engineering and data science company.

Prior to joining Databricks, he served as Senior Vice President and Chief Financial Officer of Splunk Inc., a data analytics company, from July 2011 to May 2019. Previously, Mr. Conte served as the Chief Financial Officer at IronKey, Inc., an internet security and privacy company, from June 2009 to July 2011 and Chief Financial Officer of Opsware, Inc., a software company, from July 2006 until September 2007 when Opsware was acquired by Hewlett-Packard Company. Mr. Conte began his career at Ernst & Young LLP.

Mr. Conte holds a B.A. in Business Economics from the University of California, Santa Barbara.

Expertise: As the chief financial officer with substantial financial experience at several technology companies, Mr. Conte brings to our Board significant financial, audit, technological, international, sales, marketing, business development and operations expertise. His senior leadership experience provides valuable guidance to our Board.

ALLAN LEINWAND Age 53, Director since 2020

Mr. Leinwand has served as a member of our board of directors since February 2020. Since December 2018, he has served as Senior Vice President of Engineering at Slack Technologies, Inc.

Before joining Slack, Mr. Leinwand was Chief Technology Officer at ServiceNow, Inc., an enterprise software company, from August 2012 through December 2018. Previously, he has also served as the Chief Technology Officer of Infrastructure at Zynga Inc., as a venture partner at Panorama Capital, and as an operating partner at JPMorgan Partners. He also founded Vyatta, Inc., an open-source networking company acquired by Brocade Communications Systems.

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Mr. Leinwand served on the board of directors of Marin Software, Inc., from October 2013 to June 2018.

He holds a B.S. in Computer Science from the University of Colorado at Boulder.

Expertise: Mr. Leinwand brings a wealth of engineering and technical experience, a deep knowledge of technological infrastructure, meaningful experience in scaling SaaS organizations and managing demanding cloud technology platforms in a global operating environment. He also brings subject matter expertise in cloud computing, data security issues, platform-as-a-service (PaaS), infrastructure-as-a-service (IaaS), and internet architectures.

SURESH VASUDEVAN Age 50, Director since 2019

Mr. Vasudevan has served as a member of our Board since April 2019. Since April 2018, Mr. Vasudevan has served as the President and Chief Executive Officer of Sysdig, Inc., a containers and cloud-based infrastructure company. Prior to joining Sysdig, Mr. Vasudevan was the President and Chief Executive Officer of Nimble Storage, Inc., an information technology company, from March 2011 until its acquisition by Hewlett Packard Enterprise in May 2017. Prior to Nimble Storage, he was the Chief Executive Officer of Omneon, Inc. from 2009 to 2011 and previously served as a member of the executive team at NetApp, Inc. as Senior Vice President, overseeing all product operations from 1999 to 2008. Mr. Vasudevan also served at the management consulting firm McKinsey & Co. as a Senior Engagement Manager from 1993 to 1998.

Mr. Vasudevan serves and has served as a member of the board of directors of a number of private companies and also served on the board of directors of Nimble Storage, Inc. from September 2009 through May 2017, including as chairman of the board from September 2013 until May 2017.

Mr. Vasudevan holds a B.E. degree in Electrical Engineering, with honors, from the Birla Institute of Technology and Science (BITS) in Pilani, India and an M.B.A. from the Indian Institute of Management (IIM) in Calcutta, India.

Expertise: Mr. Vasudevan brings extensive business experience in the software industry including corporate business development and strategic transactions, deep technological expertise in scaling technology companies, product development experience and service as a senior executive and director of various public and private companies.

YVONNE WASSENAAR AGE 51, Director since 2019	Ms. Wassenaar has served as a member of our Board since November 2019. Since January 2019, she has served as the Chief Executive Officer of Puppet, Inc., an infrastructure-as-code company. Prior to joining Puppet, Ms. Wassenaar served as Chief Executive Officer of Airware, a pioneer in the commercial drone market, from May 2017 to September 2018. Prior to Airware, Ms. Wassenaar served as Chief Information Officer and Senior Vice President of Operations at New Relic, Inc., a cloud-based observability platform company, from August 2014 to May 2017. She has also served in a variety of executive roles at VMWare, Inc. and was previously a Partner at Accenture plc where she advised tech clients including Apple Inc., eBay, NetApp, Inc., VMWare, HP Inc. and others.

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Ms. Wassenaar has served on the board of Puppet since joining the company in January 2019. Ms. Wassenaar has been a director of Forrester Research, Inc., since June 2017, and has served as a Board Trustee of Harvey Mudd College since January 2016. She also served on the board of directors at Mulesoft, Inc. from December 2017 until it was acquired in May 2018.

Ms. Wassenaar has a B.A. in Economics with a specialization in computing and an M.B.A. focused on strategy and operations from the University of California, Los Angeles.

Expertise: Ms. Wassenaar brings extensive experience in the technology industry with a focus on leading organizations through digital transformation and global expansion, including advising companies during times of rapid growth, and on navigating newly public companies through the post-private transition. She also has significant experience helping companies scale their go-to market capabilities directly and through global system integrators. She also brings financial, international, sales, marketing, business development, technological, and chief executive officer expertise to our Board.

DIRECTOR RETIRING AT OUR 2020 ANNUAL MEETING

INFORMATION CONCERNING OUR RETIRING DIRECTOR:

ROB WARD AGE 52, Director since 2013

Mr. Ward has served as a member of our Board since February 2013. Mr. Ward has been a managing director of Meritech Capital Partners, a venture firm which he co-founded, since 1999. From 1996 to 1999, prior to founding Meritech Capital Partners, Mr. Ward was a principal at Montgomery Securities LLC, an investment bank, in the private equity group. Prior to joining Montgomery Securities, Mr. Ward spent five years in the corporate finance department at Smith Barney Inc., an investment bank.

Mr. Ward previously served as a member of the board of directors of Proofpoint, Inc. from September 2004 to June 2013 and Cornerstone OnDemand Inc. from March 2009 to December 2013, both publicly held SaaS companies. Mr. Ward also serves and has served as a member of the board of directors of a number of private companies.

Mr. Ward holds a B.A. in Political Economy from Williams College and an M.S. in Management from the Massachusetts Institute of Technology.

Expertise: Mr. Ward brings financial, technological, sales and marketing, and research and development expertise to our Board from his venture capital experience. Mr. Ward’s extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of various public and private companies has brought valuable insight to our Board.

There are no familial relationships between any of our directors, Director Nominees or executive officers, nor are any of our directors, Director Nominees or executive officers party to any legal proceedings adverse to us.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the corporate governance of the Company. Following is a summary of our Corporate Governance Guidelines. Our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.anaplan.com, under “About - Investor Center - Governance.”

Role of the Board

The Board directs and oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to the stockholders.

The Board and its committees have the primary responsibilities of:

•	Setting the Company’s strategic direction and reviewing, monitoring and approving the annual operating plan and major corporate actions;

•	Advising and counseling the Company’s management;

•	Evaluating the performance of our CEO;

•	Reviewing and approving CEO and senior management succession planning;

•	Monitoring and evaluating the performance of the Company;

•	Overseeing the Company’s ethics programs and legal compliance, including the Company’s Code of Conduct and Ethics; and

•	Overseeing the Company’s enterprise risk management processes and programs.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. In November 2018, the Board combined the roles of the chief executive officer (“CEO”) and chairman (“Chairman”) of the Board and appointed Mr. Calderoni as the Chairman. The Board believes that having Mr. Calderoni serve in the combined role of Chairman and CEO is the most effective structure for the Company at this time. Accordingly, it is the Board’s perspective that a combined Chairman and CEO position enhances the Board’s effectiveness at this stage in the Company’s growth.

In November 2018, the Board also appointed Mr. Robert E. Beauchamp as the lead independent director of the Board for effective corporate governance and to provide independent leadership and an organizational structure for the independent directors. The lead independent director (“Lead Independent Director”) coordinates the activities of the other non-employee directors, presides over executive sessions of the independent directors, facilitates the CEO evaluation process at the request of the Compensation Committee of the Board, serves as liaison between, and facilitates communication with, the Chairman of the Board and the independent directors, approves meeting schedules and agendas for the Board and has authority to call meetings of the independent directors.

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The Board believes that the Company’s current leadership structure along with its corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness.

Board Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board and its committees focus on the Company’s general risk management strategy and the most significant risks facing the Company and ensure that appropriate risk mitigation strategies are implemented by management. The full Board is responsible for considering strategic risks and succession planning, and the committees oversee other categories of risk. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters; our Compensation Committee oversees the management of risks associated with our compensation policies and programs; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.

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Board Composition

Other than our CEO, our Board consists of independent, non-employee directors. In addition, our Corporate Governance Guidelines require that all members of the standing committees of the Board must be independent directors. The Board has the following three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that each member of each of these committees is “independent” as defined in the NYSE listing standards and that each member of the Compensation Committee and Audit Committee meet applicable NYSE and SEC independence standards for such committees. Committee memberships and chairs are expected to be rotated periodically and an independence analysis is conducted annually.

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Class	Age

Frank Calderoni	Chairman & CEO				I	62

Robert E. Beauchamp	LID			Chair	I	60

Susan L. Bostrom	Director		Chair		II	59

David Conte	Director	Chair			III	53

Allan Leinwand	Director				I	53

Sandesh Patnam	Director				II	46

Rob Ward(1)	Director				II	52

Suresh Vasudevan	Director				III	50

Yvonne Wassenaar	Director				III	51
Number of FY2020 meetings	5	8	7	4

LID – Lead Independent Director

Chair – Committee Chair

 – Member

(1)	Retiring at the 2020 Annual Meeting.

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Board Diversity

The Nominating and Corporate Governance Committee considers the skills, expertise and background of director nominees. The Nominating and Corporate Governance Committee seeks director nominees that would complement and enhance the effectiveness of the existing Board and ensure that its members are appropriately diverse and consists of members with various and relevant backgrounds, skills, knowledge, perspectives and experiences.

Board Advisors

The Board and its committees may, under their respective charters, retain their own external and independent advisors to carry out their responsibilities. For fiscal 2020, the Compensation Committee retained Compensia, Inc. as its external and independent advisor.

Executive Sessions

The Company’s independent directors meet privately in regularly scheduled executive sessions of the Board and committees, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are typically held at each Board and committee meeting.

Board Evaluation

The Nominating and Corporate Governance Committee assists the Board in evaluating its performance and the performance of the Board committees annually. Each committee and the Board conduct an annual self-evaluation. The effectiveness of individual directors is considered each year when the Board nominates directors to stand for election.

Director Orientation and Education

The Company has developed an orientation program for new directors and provides continuing education to directors. In addition, the directors are given full access to management and other employees as a means of providing additional information.

Director Nomination Process

The Nominating and Corporate Governance Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own, with the assistance of other Board members or management, a search firm or others, identifies candidates with those qualifications. The Board reviews and considers the Nominating and Corporate Governance Committee’s recommendations and determines the Director Nominations.

In considering candidates, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, including professional experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, independence, leadership, achievements, skills, education, length of service, knowledge and experience in matters affecting business and industry, and other qualities that contribute to the breadth of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials and believes that at a minimum, each nominee should satisfy the following criteria: highest character and integrity, experience and

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understanding of strategy, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. The Nominating and Corporate Governance Committee seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively. Stockholders may recommend candidates for consideration for Board membership by sending the recommendation to the Nominating and Corporate Governance Committee, care of the Corporate Secretary. Candidates recommended by stockholders are evaluated in the same manner as director candidates identified by any other means.

Term Limits and Retirement

The Board does not have a mandatory retirement age for directors and, because the Nominating and Corporate Governance Committee annually evaluates director nominees for the following year, the Board has decided not to adopt term limits for its directors.

Director Independence

The Board, based on its review and the recommendation of the Nominating and Corporate Governance Committee, has determined that all of our current directors and Director Nominees, except Frank Calderoni, who is an employee of the Company, are independent under the NYSE listing standards and the Corporate Governance Guidelines, which are consistent with the NYSE listing standards. When assessing director independence, the Board considers the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. The Board evaluated certain transactions that arose in the ordinary course of business between the Company and such entities and which occurred on the same terms and conditions available to other customers and suppliers. After reviewing these transactions and such other information as the Board deemed advisable, the Board determined that Mr. Beauchamp, Ms. Bostrom, Mr. Conte, Mr. Leinwand, Mr. Patnam, Mr. Vasudevan, Mr. Ward, and Ms. Wassenaar are independent under both the Company’s Corporate Governance Guidelines and the applicable NYSE rules.

Communications with Directors

Stockholders and other interested parties wishing to communicate with the Board, the non-employee directors or any individual director (including our Lead Independent Director and any Committee Chair) may do so by sending a communication to the Board and/or a particular member of the Board, care of the Corporate Secretary at Anaplan, Inc., Attn: Corporate Secretary, 50 Hawthorne Street, San Francisco, California 94105. Depending upon the nature of the communication and to whom it is directed, the Corporate Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a stock ownership matter).

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Director Changes

Mr. Ward, who is currently serving as a member of our Board, will retire from our Board at the conclusion of his term at the 2020 Annual Meeting on June 3, 2020. This is not due to any disagreement with our management or Board on any matter relating to its operations, policies, or practices. During fiscal 2020, we also appointed Mr. Suresh Vasudevan and Ms. Yvonne Wassenaar. We also added Mr. Allan Leinwand to our Board on February 26, 2020.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics applicable to its employees, executive officers, directors and consultants. The Code of Conduct and Ethics is available at www.anaplan.com, under “About - Investor Center - Governance.” Amendments to, or waivers of the Code of Conduct and Ethics will be disclosed promptly on our website or on a current report on Form 8-K. No such waivers were requested or granted in fiscal 2020.

Insider Trading Compliance Policy and Other Restrictions

The Company has adopted an Insider Trading Compliance Policy that applies to all our directors, officers, employees, consultants and independent contractors and is designed to prevent even the appearance of improper insider trading. Specifically, our Insider Trading Compliance Policy prohibits (i) purchasing any financial instruments designed to hedge or offset any decrease in the market value of Company securities; (ii) holding Company securities in a margin account and (iii) engaging in any form of short-term speculative trading in Company securities. Directors and executive officers are also prohibited from pledging Company securities as collateral for a loan unless the compliance officer provides pre-clearance after the director or executive officer clearly demonstrates the financial capability to repay the loan without resort to the pledged securities. No approvals for pledging Company securities as collateral for a loan were requested or granted in fiscal 2020 and the Company strongly discourages such arrangements and no such arrangement exists.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020 at various times, the following directors served on our Compensation Committee: Susan L. Bostrom, Robert E. Beauchamp and Suresh Vasudevan. None of the members of our Compensation Committee was an employee of the Company or any of its subsidiaries at any time during fiscal 2020, has ever been an officer of the Company or any of its subsidiaries, or had a relationship with the Company during that period requiring disclosure pursuant to Item 404(a) of Regulation S-K. No executive officers of the Company served on the compensation committee of any other entity, or as a director of an entity that employed any of the members of the Compensation Committee during fiscal 2020.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written policy for approval of transactions with our directors, Director Nominees, executive officers, stockholders that beneficially own more than 5% of our shares and immediate family members of such persons (each, a “Related Person”). Pursuant to the policy, if any Related Person has a direct or indirect material interest in a transaction or potential transaction in which the Company has been or will be a participant and the amount involved exceeds $120,000, he or she must promptly report it to the Company. The Audit Committee then reviews any such transactions and determines whether or not to approve or ratify them. In doing so, the Audit Committee considers the following:

•	the extent of the Related Person’s interest;
•	whether the transaction would interfere with the Related Person’s judgment in fulfilling his or her duties to the Company;
•	whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under similar circumstances;
•	whether the transaction is in the interest of the Company and its stockholders; and whether the transaction would present an improper conflict of interest; and
•	other factors it deems to be appropriate.

In addition, if the transaction involves a director, the Audit Committee will consider whether such transaction would impact such director’s independence under NYSE rules or qualifications to serve on committees under the Company’s Corporate Governance Guidelines and applicable NYSE and SEC rules.

We enter into ordinary course commercial dealings with certain companies that we consider arms-length on terms that are consistent with similar transactions with other similarly situated customers and vendors. Since the beginning of our last fiscal year, there were no material commercial transactions with related persons other than as described below. The Board and/or Audit Committee have determined that none of our directors had or currently has any direct or indirect material interest in any of the transactions described below:

•

David Conte, one of our directors, was an executive officer during a portion of fiscal 2020 of Splunk, Inc., which is a customer and a supplier of ours. In fiscal 2020, we recognized approximately $1,384,546 in revenue and approximately $369,307 in operating expenses in commercial transactions with Splunk, Inc.

•

Allan Leinwand, one of our directors, is Senior Vice President, Engineering at Slack Technologies, Inc., which is a customer and a supplier of ours. In fiscal 2020, we recognized approximately $222,145 in revenue and approximately $181,696 in operating expenses in commercial transactions with Slack Technologies, Inc.

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COMMITTEES OF THE BOARD

AUDIT COMMITTEE OF THE BOARD – FY2020

MEMBERS	KEY FUNCTIONS
David Conte - Chair

The Audit Committee of our Board is tasked with the oversight of:

•  the integrity of our financial statements;

•  our compliance with legal and regulatory requirements;

•  the qualifications, independence, and performance of the independent registered public accounting firm;

•  the design and implementation of our internal audit function;

•  risk assessment and risk management;

•  adequacy and effectiveness of our disclosure controls and procedures;

•  annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements; and

•  the results of the audit, quarterly reviews of our financial statements.

Additionally, the Audit Committee:

•  initiates inquiries into certain aspects of our financial affairs;

•  establishes and oversees procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•  is responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm; and

•  reviews and oversees all related-person transactions in accordance with our policies and procedures.

Sandesh Patnam
Rob Ward
Yvonne Wassenaar

*   Each of Mr. Conte, Mr. Patnam, Mr. Ward, and Ms. Wassenaar is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Our Board has determined that each of Mr. Conte, Mr. Patnam, Mr. Ward, and Ms. Wassenaar qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. Mr. Ward will retire at the end of his term at our 2020 Annual Meeting.

*   Our Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Audit Committee Charter is available on our investor website at www.anaplan.com under “About – Investor Center – Governance.”

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COMPENSATION COMMITTEE OF THE BOARD – FY2020

MEMBERS	KEY FUNCTIONS
Susan L. Bostrom - Chair

The Compensation Committee of our Board:

•  establishes executive officer compensation philosophy;

•  reviews and approves the goals and objectives relevant to the compensation of the CEO, may request the Lead Independent Director to evaluate the CEO’s performance and sets the CEO’s compensation level based on this evaluation;

•  reviews and approves executive compensation and benefit programs;

•  reviews the Company’s strategy related to talent management and development, talent acquisition, succession planning, culture, diversity and inclusion;

•  administers the Company’s equity compensation plans;

•  oversees the Company’s compliance with legal and regulatory requirements associated with its compensation programs;

•  reviews and recommends significant changes in employee benefit programs;

•  reviews and discusses with management the Compensation Discussion and Analysis and other compensation disclosures; and

•  approves, retains and oversees the Compensation Committee consultant.

Robert E. Beauchamp
Suresh Vasudevan

*   Each of Mr. Beauchamp, Ms. Bostrom, and Mr. Vasudevan is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to compensation committee members. Our Board has determined that each of Mr. Beauchamp, Ms. Bostrom, and Mr. Vasudevan qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.

*   Our Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Compensation Committee Charter is available on our investor website at www.anaplan.com under “About – Investor Center – Governance.”

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD – FY2020

MEMBERS	KEY FUNCTIONS

Robert E. Beauchamp - Chair

The Nominating & Corporate Governance Committee of our Board:

•  identifies individuals qualified to become members of our board of directors consistent with criteria approved by our Board;

•  reviews the Company’s Corporate Governance Guidelines and committee charters, and makes recommendations for changes;

•  oversees the evaluation of our Board;

•  considers questions of independence and potential conflicts of interest of directors;

•  reviews the current skill set of our Board and recommends any changes; and

•  takes a leadership role in shaping the corporate governance of the Company.

David Conte

Allan Leinwand

* Each of Mr. Beauchamp, Mr. Conte and Mr. Leinwand is independent under the rules and regulations of the SEC and the listing standards of the NYSE.

*   Our Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the NYSE. A copy of the Nominating and Corporate Governance Charter is available on our investor website at www.anaplan.com under “About – Investor Center – Governance.”

Board, Committee and Annual Meeting Attendance

The Board and its committees held the following number of meetings during the fiscal year ended January 31, 2020:

Board and Committee Meetings
Board	5
Audit Committee	8
Compensation Committee	7
Nominating and Corporate Governance Committee	4

Each incumbent director, with the exceptions of Mr. Vasudevan whose term as a director began on April 14, 2019, Ms. Wassenaar whose term as a director began on November 19, 2019 and Mr. Leinwand whose term as a director began on February 26, 2020, attended 75% or more of the total number of meetings of the Board and the committees on which he or she served during fiscal 2020. The Company’s non-employee directors held at least four executive sessions without management present during fiscal 2020. It is the Board’s general practice to hold an executive session of the independent directors in connection with regularly scheduled Board meetings.

The Company expects all Board members to attend the 2020 Annual Meeting, but other commitments may prevent some or all directors from attending the meeting.

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COMPENSATION OF DIRECTORS

Our director compensation program is designed to compensate our non-employee directors fairly for the level of contribution expected for a company of our size and scope and align their interests with the long-term interests of our stockholders. The program reflects our desire to attract, retain and use the expertise of highly qualified individuals serving on our Board. Employee-directors do not receive any additional compensation for serving as a director.

The Compensation Committee recommends and administers the policies that govern the level and form of director compensation, with assistance from the Compensation Committee’s independent compensation consultant, Compensia, Inc. The Board reviews and approves the policies recommended by the Compensation Committee. It is the Board’s practice to maintain a fair compensation program at the Board level, which is designed to be competitive with compensation programs of comparable companies. In addition, the Compensation Committee believes that a substantial portion of the total director compensation should be in the form of equity in the Company in order to better align the interests of the Company’s directors with the long-term interests of its stockholders.

During fiscal 2020, Compensia, Inc., conducted a review of director compensation levels relative to our peer group. Following review of how our then-current director compensation program was positioned relative to our peer group, the Compensation Committee recommended, and the full Board approved, a $5,000 increase to the annual cash retainer, a $15,000 increase to the annual equity retainer, and a change in the equity retainer mix from 50% RSUs and 50% stock options to 75% RSUs and 25% stock options. We used the same peer group for evaluation of our director compensation program as was used to review our executive compensation, see the “Compensation Peer Group” section in our Compensation Discussion and Analysis. These changes were made effective as of our 2019 annual meeting of stockholders.

We also have a policy of reimbursing all of our non-employee directors for their reasonable out-of-pocket expenses in connection with attending Board and committee meetings.

Our fiscal 2020 director compensation program for non-employee directors consisted of the following elements:

Board or Board Committee	Position	Cash Retainer as of June 5, 2019
Board Member		$35,000	(1)
(plus, as applicable) Audit Committee	Chairperson	$20,000
	Member	$8,000
Compensation Committee	Chairperson	$12,000
	Member	$6,000
Nominating and Corporate Governance Committee	Chairperson	$8,000
	Member	$4,000
Lead Independent Director(2)		$15,000

Equity Award		Intended Target Value(3)
Annual Restricted Stock Unit Award (target value)		$142,500
Annual Stock Option Award (target value)		$47,500

(1)

The retainer for non-employee directors is paid in equal quarterly installments and the annual amount of the retainer for Board service was increased from $30,000 to $35,000, effective as of June 5, 2019.

(2)	This retainer also applies to the Chairman of the Board if the chairman is a non-employee director.
(3)

The target value of annual equity awards was increased from $175,000 to $190,000, effective as of June 5, 2019, of which 75% was allocated to the annual restricted stock unit award and 25% was allocated to the annual stock option award.

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Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who will continue to serve on our Board (including a director elected or appointed at such meeting) will be granted restricted stock units under our 2018 Equity Incentive Plan with a target value of $142,500 and an option to purchase shares of common stock having an aggregate target value of $47,500.

Each person who first becomes a non-employee director other than on the date of a regular annual meeting of stockholders will be granted a pro-rated annual equity award under our 2018 Equity Incentive Plan consisting of restricted stock units and an option to purchase shares of common stock. This pro-rated annual equity award will have an aggregate target value equal to (i) $190,000, multiplied by (ii) a fraction, the numerator of which is the number of whole months remaining until the one-year anniversary of the most recent annual meeting of stockholders and the denominator of which is 12. Each annual equity award and pro-rated annual equity award will be determined by dividing the target value or pro-rated target value for such award by (i) the average closing price of our common stock over the 30-trading day period ending on the date of grant in the case of restricted stock units and (ii) the grant date fair value in the case of stock options. Subject to a non-employee director’s continued service, each award will vest in full on the earlier of the one-year anniversary of the date of grant or on the date of the next annual meeting of stockholders. The awards will also vest in full in the event of a “change in control” (as defined in our 2018 Equity Incentive Plan).

2020 Director Compensation Table

The compensation earned by or awarded to our non-employee directors for fiscal year 2020 is summarized in the table below:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Robert E. Beauchamp	$62,402	$160,757	$47,512	$270,671
Susan L. Bostrom.	$42,051	$160,757	$47,512	$250,320
David Conte	$57,392	$160,757	$47,512	$265,661
Allan Leinwand(2)	—	—	—	—
Ravi Mohan(3)	$13,144	—	—	$13,144
Standish O’Grady(3)	$14,527	—	—	$14,527
Sandesh Patnam	$41,359	$160,757	$47,512	$249,628
Suresh Vasudevan	$32,881	$167,538	$50,221	$250,640
Rob Ward	$0(4)	$160,757	$47,512	$208,269
Yvonne Wassenaar	$8,647	$73,932	$23,755	$106,334

(1)

The amounts shown represent the aggregate grant date fair value of restricted stock units (“RSU”) and/or stock option awards granted in fiscal 2020 for financial reporting purposes pursuant to the provisions of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Such amounts do not represent amounts paid to or realized by the non-employee director. See Note 7, “Common Stock and Employee Stock Plans” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2020 regarding assumptions underlying the valuation of equity awards. Additional information regarding the RSUs and/or stock options awarded to or held by each non-employee director on the last day of fiscal 2020 is set forth in the table below.

(2)	Mr. Leinwand was appointed to our Board after the end of fiscal 2020.
(3)

Mr. Mohan and Mr. O’Grady retired from our Board at the 2019 annual meeting of stockholders (our “2019 Annual Meeting”). The amounts represent the compensation received from February 1, 2019 through their retirement on June 5, 2019.

(4)	Mr. Ward declined to accept cash compensation for his service on the Board.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

The aggregate number of RSUs and options for each of our non-employee directors outstanding as of the fiscal year ended January 31, 2020 and the number of such awards that were granted during the fiscal year are set forth in the table below:

	Number of Stock Awards Granted in FY20(1)	Aggregate Number of Stock Awards Outstanding	Number of Options Granted in FY20(2)	Aggregate Number of Options Outstanding
Robert E. Beauchamp	3,602	3,602	2,770	137,770
Susan L. Bostrom	3,602	3,602	2,770	147,770
David Conte	3,602	8,810	2,770	2,770
Ravi Mohan(3)	—	—	—	—
Allan Leinwand(4)	—	—	—	—
Standish O’Grady(5)	—	—	—	—
Sandesh Patnam	3,602	3,602	2,770	2,770
Suresh Vasudevan(6)	3,792	3,602	2,974	2,974
Rob Ward	3,602	3,602	2,770	2,770
Yvonne Wassenaar(7)	1,515	1,515	1,342	1,342

(1)

Pursuant to our non-employee director compensation policy, Mr. Beauchamp, Ms. Bostrom, Mr. Conte, Mr. Patnam, Mr. Vasudevan, and Mr. Ward were each granted 3,602 RSUs on June 5, 2019, with each RSU representing a contingent right to receive one share of the Company’s common stock. The RSUs shall vest in full on the earlier of: (i) the date of our 2020 Annual Meeting; and (ii) the one-year anniversary of the grant date, subject to such director’s continued service through such vesting date.

(2)

Pursuant to our non-employee director compensation policy, Mr. Beauchamp, Ms. Bostrom, Mr. Conte, Mr. Patnam, Mr. Vasudevan, and Mr. Ward were each granted stock options to purchase 2,770 shares of the Company’s common stock on June 5, 2019. The options shall vest in full on the earlier of: (i) the date of our 2020 Annual Meeting; and (ii) the one-year anniversary of the grant date, subject to such director’s continued service through such vesting date.

(3)	Mr. Mohan retired from our Board at the 2019 Annual Meeting.
(4)	Mr. Leinwand was appointed to our Board on February 26, 2020.
(5)	Mr. O’Grady retired from our Board at the 2019 Annual Meeting.
(6)	Mr. Vasudevan was appointed to our Board on April 14, 2019.
(7)	Ms. Wassenaar was appointed to our Board on November 19, 2019.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act, as amended, requires our directors and officers, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and reports of changes in ownership with the SEC. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for fiscal 2020, except for one late Form 4 (reporting the initial grant of equity to Mr. Vasudevan pursuant to his appointment to the Board) filed by the Company on behalf of Mr. Vasudevan and one late Form 4 (reporting the initial grant of equity to Ms. Wassenaar pursuant to her appointment to the Board) filed by the Company on behalf of Ms. Wassenaar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 9, 2020, the beneficial ownership of our common stock by (i) each director and director nominee of the Company, (ii) each named executive officer of the Company named in the Fiscal 2020 Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group.

Applicable percentage ownership is based on 136,966,721 shares of common stock outstanding on April 9, 2020. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 9, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Anaplan, Inc., 50 Hawthorne Street, San Francisco, CA 94105.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Directors, Director Nominees and Named Executive Officers:
Frank Calderoni(1)	4,054,558	2.9%
David H. Morton, Jr.(2)	213,310	*
Ana Pinczuk(3)	56,778	*
Vivie Lee(4)	135,999	*
Robert E. Beauchamp(5)	188,372	*
Susan L. Bostrom(6)	151,372	*
David Conte(7)	256,372	*
Allan Leinwand(8)	1,186	*
Sandesh Patnam(9)	105,088	*
Suresh Vasudevan(10)	6,766	*
Rob Ward(11)	5,029,508	3.7%
Yvonne Wassenaar(12)	2,857	*
All Directors, Director Nominees and Executive Officers as a group (12 persons)(13)	10,202,166	7.3%

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2020 NOTICE OF MEETING AND PROXY STATEMENT

The following table sets forth each stockholder which is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company as of April 9, 2020, based solely on the information filed by such stockholder on Schedule 13G under the Exchange Act:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Greater than five percent holders:
Coatue Management, L.L.C. and Affiliates(14)	10,130,610	7.4%
The Vanguard Group and Affiliates (15)	9,285,974	6.8%
Napean Trading and Investment Company (Singapore) Pte. Ltd(16)	7,257,500	5.3%

*	Represents less than 1% of Anaplan’s common stock outstanding.
(1)

Includes (i) 1,309,236 shares of common stock held by Frank Calderoni, (ii) 225,000 shares of common stock held by Frank Calderoni & Brenda Zawatski Living Trust U/A/D 3/11/05, of which Frank Calderoni and his wife are trustees and beneficiaries, (iii) 2,317,197 shares subject to options exercisable within 60 days of April 9, 2020, and (iv) 203,125 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(2)

Consists of (i) 50,452 shares of common stock of which 4,915 shares of common stock are unvested and subject to our right of repurchase within 60 days of April 9, 2020 and (ii) 162,858 shares of common stock subject to options exercisable within 60 days of April 9, 2020.

(3)	Consists of (i) 32,485 shares of common stock and (ii) 24,293 shares of common stock subject to options exercisable within 60 days of April 9, 2020.
(4)	Consists of (i) 54,008 shares of common stock and (ii) 81,991 shares of common stock subject to options exercisable within 60 days of April 9, 2020.
(5)

Consists of (i) 47,000 shares of common stock and (ii) 137,770 shares of common stock subject to options exercisable within 60 days of April 9, 2020, and (iii) 3,602 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(6)

Consists of (i) 147,770 shares of common stock subject to options exercisable within 60 days of April 9, 2020 and (ii) 3,602 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(7)

Consists of (i) 250,000 shares of common stock, (ii) 2,770 shares of common stock subject to options exercisable within 60 days of April 9, 2020 and (iii) 3,602 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(8)

Consists of (i) 594 shares of common stock subject to options exercisable within 60 days of April 9, 2020 and (ii) 592 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(9)

Consists of (i) 98,716 shares of common stock, (ii) 2,770 shares of common stock subject to options exercisable within 60 days of April 9, 2020 and (iii) 3,602 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(10)

Consists of (i) 190 shares of common stock, (ii) 2,974 shares of common stock subject to options exercisable within 60 days of April 9, 2020, and (iii) 3,602 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(11)

Consists of (i) 55,967 shares of common stock held by Rob Ward, (ii) 2,770 shares of common stock held by Rob Ward subject to options exercisable within 60 days of April 9, 2020, (iii) 3,602 shares of common stock held by Rob Ward issuable upon the vesting of restricted stock units within 60 days of April 9, 2020, (iv) 4,847,459 shares of common stock held by Meritech Capital Partners IV L.P., and (v) 119,710 shares of common stock held by Meritech Capital Affiliates IV L.P. Rob Ward is one of several managing members of Meritech Capital Associates IV L.L.C., which is the general partner of Meritech Capital Partners IV L.P. and Meritech Capital Affiliates IV L.P., and as such Mr. Ward may be deemed to have voting and investment power with respect to the shares held by such entities.

(12)

Consists of (i) 1,342 shares of common stock subject to options exercisable within 60 days of April 9, 2020 and (ii) 1,515 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(13)

Consists of (i) 7,090,223 shares of common stock, (ii) 2,885,099 shares of common stock subject to options that are exercisable within 60 days of April 9, 2020, and (iii) 226,844 shares of common stock issuable upon the vesting of restricted stock units within 60 days of April 9, 2020.

(14)

Based solely on information reported on a Schedule 13G/A filed with the SEC on February 14, 2020, on behalf of Coatue Management, L.L.C. and Philippe Laffont. Coatue Management, L.L.C. and Philippe Laffont each have shared voting and dispositive power of 9,568,654 shares of common stock. Philippe Laffont has sole voting and dispositive power of 561,956 shares of common stock. The address of each of the reporting persons is listed as c/o Coatue Management, L.L.C. 9 West 57th Street, 25th Floor, New York, NY 10019.

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(15)

Based solely on information reported on a Schedule 13G filed with the SEC on February 11, 2020, on behalf of The Vanguard Group, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd. The Vanguard Group has sole voting power of 50,187 shares of common stock, shared voting power of 18,753 shares of common stock, sole dispositive power of 9,229,214 shares of common stock, and shared dispositive power of 56,760 shares of common stock. The address of the reporting person is listed as 100 Vanguard Blvd., Malvern, PA 19355.

(16)

Based solely on information reported on a Schedule 13G/A filed with the SEC on March 27, 2020, on behalf of Napean Trading and Investment Company (Singapore) Pte. Ltd., an entity affiliated with Premji Invest. Napean Trading and Investment Company (Singapore) Pte. Ltd. has shared voting and dispositive power of 7,257,500 shares of common stock. The address of the reporting person is listed as 29 Defu Lane 9, Defu Industrial Estate, Singapore, Singapore 539269. Sandesh Patnam is no longer an affiliate of Napean Trading and Investment Co (Singapore) Pte. Ltd.

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EXECUTIVE OFFICERS

Executive Officer	Positions and Offices Held with the Company	Age

Frank Calderoni	Chairman of the Board and Chief Executive Officer	62

David H. Morton, Jr.	Executive Vice President & Chief Financial Officer	47

Ana Pinczuk	Chief Development Officer	57

Vivie Lee	Chief Strategy Officer	52

Information Concerning Executive Officers

In addition to Mr. Frank Calderoni, who serves as a director and Chairman of the Board, our executive officers as of January 31, 2020, consisted of the following:

DAVID H. MORTON, JR. Age 47, Officer since 2018

David H. Morton, Jr., has been our Chief Financial Officer since September 2018. Mr. Morton is a seasoned finance professional with over 20 years of experience in the technology industry, including global leadership roles.

Mr. Morton previously served as the Chief Accounting Officer of Tesla, Inc., an electric vehicle company, from August 2018 to September 2018. Mr. Morton served as Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Seagate Technology, plc, an electronic data storage company, from October 2015 to August 2018, where he was responsible for overseeing Seagate’s corporate finance, treasury, and accounting activities. Earlier, Mr. Morton also served as Seagate’s Senior Vice President of Finance, Treasurer and Principal Accounting Officer from April 2014 to October 2015 and Vice President of Finance, Treasurer and Principal Accounting Officer from October 2009 to April 2014, in addition to varying roles of increasing responsibility from August 1995 to October 2009.

Mr. Morton holds a B.S. in Business Administration with a major in Finance, Real Estate and Law from California State Polytechnic University, Pomona.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

ANA PINCZUK Age 57, Officer since 2019

Ana Pinczuk has served as our Chief Development Officer since August 2019 and served as our Chief Transformation Officer between February 2019 and August 2019. Ms. Pinczuk is focused on scaling our core capabilities and overseeing our product and engineering teams to enable our long-term growth trajectory.

Before joining Anaplan, Ms. Pinczuk served as President and General Manager for HPE Pointnext – HPE’s services business, from February 2017 to August 2018. She was also Chief Product Officer at Veritas Technologies LLC, an information management company, from January 2015 to November 2016. Ms. Pinczuk spent 15 years at Cisco Systems, Inc., a computer networking company, where she held various roles including SVP, Global Services Sales, Services COO and VP, Global Services Support.

Ms. Pinczuk currently serves on the board of directors of Aptiv PLC since November 2016. Previously, Ms. Pinczuk also served on the board of KLA Corporation from June 2018 through July 2019.

She holds a Bachelor of Science and Master of Engineering degrees in Mechanical Engineering from Cornell University, a Master of Technology Management degree from the University of Pennsylvania Wharton School, and a Master of Science Degree in Software Management from Carnegie Mellon University.

VIVIE LEE Age 52, Officer since 2019

Vivie Lee has served as our Chief Strategy Officer since October 2018. She is an experienced C-level enterprise software technology executive with a track record of success. Ms. Lee has worked at the intersection of math and technology throughout her career; applying software and computational techniques in machine learning and data science, enterprise software, and large-scale systems.

Prior to joining Anaplan, Ms. Lee held Chief Executive Officer, Chief Operating Officer, General Manager, and leadership positions across a broad range of technology businesses. Most recently, she served as Chief Executive Officer of FirstRain, Inc., a business analytics company, from 2015 until its acquisition in August 2017, and as Chief Operating Officer leading its engineering, product, data science, and operations teams from April 2005 until 2015. Prior to FirstRain, Ms. Lee was Vice President and General Manager of Worldwide Services at Cadence Design Systems. She also co-founded the software company, Aqueduct Software, and led the company through its acquisition.

Ms. Lee has served on the board of directors of Commvault Systems, Inc. since February 2018.

She holds a Bachelor of Arts degree in mathematics from Harvard University.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for fiscal 2020. We also provide an overview of our compensation philosophy and objectives, our process for setting executive compensation, the key factors considered by our Compensation Committee and our Compensation Committee’s rationale for the specific compensation decisions of our named executive officers (“named executive officers” or “NEOs”). Our NEOs for fiscal 2020 were:

Name	Job Title
Frank Calderoni	Chairman and CEO
David H. Morton, Jr.	Executive Vice President and Chief Financial Officer
Ana Pinczuk	Chief Development Officer
Vivie Lee	Chief Strategy Officer

Company Highlights for Fiscal 2020

We are pioneering the category of Connected Planning. Our platform enables organizations to make better decisions and to plan and execute their ongoing digital transformation to compete in today’s digital economy. We believe Connected Planning is an essential cloud category. It fundamentally transforms planning by connecting all of the people, data, and plans needed to accelerate business value and enable real-time planning and decision-making in rapidly changing business environments. Connected Planning accelerates business value by transforming the way organizations make decisions and placing the power of planning in the hands of every individual at every level within and between organizations.

Highlights of the Company’s fiscal 2020 financial performance include:

•	Subscription Revenue: We generated subscription revenue of approximately $307.9 million up 48% year-over-year.

•	Dollar-Based Net Expansion: Our dollar-based net expansion rate continues to track at over 120%.

•	Remaining Performance Obligation: Our remaining performance obligation were $656 million, up 49% year-over-year.

Executive Compensation Decisions for Fiscal 2020

Our key executive compensation actions and decisions for fiscal 2020 were as follows:

•

CEO and NEO Base Salaries: In fiscal 2020, Mr. Calderoni received a 20% increase to his base salary, which was the first base salary increase since he joined Anaplan in January 2017. This increase reflected his role in our transformation to a public company and the Compensation Committee’s intention to improve his relative positioning based on benchmarking analysis of base salaries paid to CEOs of the companies in our compensation peer group, which was performed by the independent consultant to the Compensation Committee. Each of our other NEOs received an increase of 7.4% of their respective base salaries in fiscal 2020, as we continued to align their base salaries to levels that are more consistent with those of the executives holding comparable positions at the companies in our compensation peer group.

•	Pay for Performance – Annual Bonus Payouts: To promote our pay for performance philosophy, a portion of our NEO compensation in fiscal 2020 was structured as variable compensation to

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become payable upon attainment of pre-established performance metrics that were set at levels that would result in the Company outperforming its guidance. While, in the aggregate, we exceeded the target levels for our annual incentive compensation plan for fiscal 2020, at management’s recommendation our Compensation Committee elected to reduce the funding amount to 110%, as we did not meet the target level for all performance metrics. The actual fiscal 2020 annual bonus for Mr. Calderoni was $495,000, and the amounts for our other NEOs ranged from $288,750 for Ms. Lee and Mr. Morton to $328,125 for Ms. Pinczuk.

•

NEO Short-Term Cash Bonus Incentives: In fiscal 2020, we did not increase the target cash bonus percentages for Mr. Calderoni and Mr. Morton, but did increase Ms. Pinczuk’s (as discussed below) and Ms. Lee’s target cash bonus percentages to better align with target bonus opportunities provided to executives holding comparable positions at the companies in our peer group. In fiscal 2020, Mr. Morton and Ms. Lee had a target cash bonus percentage of 70% of base salary, while Mr. Calderoni’s target cash bonus percentage was 100% of base salary.

•

Long-term Equity Incentive Awards: We granted long-term equity incentive awards in May 2019 to our CEO consisting of stock options and RSUs with an intended aggregate target value of $7,991,000. We granted long-term equity incentive awards in May 2019 to Mr. Morton consisting of stock options and RSUs with an intended aggregate target value of $3,000,000 and to Ms. Lee consisting of stock options and RSUs with an intended aggregate target value of $2,000,000.

•

Appointment of Chief Development Officer: In February 2019, Ms. Pinczuk joined us as our Chief Transformation Officer. In designing Ms. Pinczuk’s compensation package, we were focused on attracting and ultimately retaining an experienced technical leader, with strong general management experience, to join our Company at a crucial time in our growth trajectory. Subsequently, Ms. Pinczuk took on an expanded role, Chief Development Officer, responsible for all product and engineering functions, after we considered her excellent qualifications and outstanding performance in her early tenure at Anaplan. At time of hire, Ms. Pinczuk’s base salary was $350,000 and her target cash bonus percentage was 60% of base salary. In addition, she was granted a stock option and an RSU award, each vesting over four years, with an intended aggregate target value of $9,155,883. To reflect Ms. Pinczuk’s immediate display of leadership and her performance, we also granted an ongoing equity award in the form of a stock option and an RSU award with an intended aggregate target value of $3,000,000 in May 2019. Ms. Pinczuk’s base salary was increased to $375,000 and her target cash bonus percentage was adjusted to 70% of base salary during fiscal 2020 to align with the competitive market, as well as internal peer compensation.

Our Executive Compensation Philosophy

Our executive compensation strategy is designed to attract and retain high performing talent, accelerate our growth and increase stockholder value by aligning pay with performance. Over the last two years, our CEO and our Board have been in the process of transforming Anaplan from a private company into a publicly traded company poised for scale, led by a diverse, experienced, and talented senior management team with a strong corporate governance structure. To support such a transformation, our executive compensation program and pay practices have been tailored to attract, retain and incentivize talented leaders uniquely suited to help us achieve our goals.

Our compensation philosophy emphasizes a strong correlation between executive pay and our financial performance, and we have structured our executive compensation programs accordingly. Our Compensation Committee is responsible for designing and overseeing the compensation programs for our named executive

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officers and reports to our Board on its discussions, decisions and other actions. The primary goals of our executive compensation programs are to:

•

Align Talent Attraction/Retention Goals with Sound Compensation Programs: In light of the highly competitive market for talent, we designed our compensation programs for new and existing named executive officers to attract and retain highly qualified individuals.

•

Align Annual Cash Incentives with Pay and Performance: We adopted an annual cash bonus plan for our named executive officers under which the annual cash bonus payouts are directly tied to achieving ambitious yet achievable corporate financial performance goals of revenue generation, operational efficiency and customer retention. Our overall corporate financial performance is used in determining our named executive officers’ annual cash bonus payouts under our annual cash bonus plan in order to incentivize them to meet and exceed our short-term business objectives.

•

Design Compensation Programs to Reinforce our Core Values: Our compensation programs are designed to recognize and reward our named executive officers who embody our core values of openness, authenticity, inclusivity, collaboration, creativity and tenacity.

•

Align Executive Compensation with Long-Term Stockholder Interests: We delivered the majority of our executive compensation in the form of long-term equity incentive awards to emphasize the importance of achieving our long-term strategic objectives, to promote alignment with stockholder interests, and to encourage our named executive officers to remain with us for the long-term.

•

Responsibly Manage Costs and Mitigate Risk: Our compensation programs are designed to incentivize prudent management of our operating expenses, and, increasing our operating efficiency, while driving financial performance for accelerated growth. Additionally, we conduct an annual compensation risk assessment to ensure that our compensation programs do not encourage risk taking that would be reasonably likely to have a material adverse effect on our business as a whole.

Compensation and Governance Practices and Policies

We have adopted executive compensation policies and practices that reinforce strong governance standards and our pay-for-performance philosophy. These policies and practices also align with industry best practices while allowing us to remain competitive in attracting and retaining top talent. The following chart summarizes our current policies and practices:

What We Do	What We Don’t Do

Tie a significant portion of our named executive officers’ target total direct compensation to the achievement of company-wide performance objectives	Do not guarantee base salary increases or bonus payments for our named executive officers

All employees, Board members and consultants are prohibited from conducting short sales, hedging of our securities and transactions involving derivatives of our common stock and are further prohibited from pledging of our securities as collateral for a loan without prior approval from our compliance officer	Do not permit re-pricing of stock options without stockholder approval

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What We Do	What We Don’t Do

Require that our Compensation Committee is comprised entirely of independent directors	Do not provide defined benefit pension or retirement plans for our named executive officers that are different than retirement plans that are generally available to our full-time employees in the United States

Conduct an annual risk assessment of our compensation programs and practices	Do not have “single trigger” change in control arrangements with our named executive officers, with the exception of our CEO

Engage an independent compensation consultant through our Compensation Committee	Do not provide perquisites for our named executive officers, with a limited exception for our CFO to cover his commuting expenses

Role of Our Compensation Committee

Our Compensation Committee is responsible for the review and approval of all aspects of our executive compensation programs, including the components of cash, bonus and equity incentive awards. Our Compensation Committee approves all compensation decisions for our named executive officers with input from a compensation consultant that it directly engages. Our Compensation Committee is supported in its work by our human resources and legal teams and its compensation consultant. Additionally, our Compensation Committee is responsible to our Board for overseeing the design, development and administration of our compensation policies and programs, including:

•	establishing corporate performance goals and objectives relevant to the compensation of our named executive officers;
•	reviewing, evaluating and approving executive performance results in light of such goals and objectives;
•	administering and interpreting our equity incentive plans;
•	reviewing our policies and strategies related to talent management and succession planning; and
•

providing oversight of our compliance with legal and regulatory requirements associated with the compensation of our named executive officers, other employees, and the non-employee members of our Board while overseeing the risks associated with our compensation programs.

Role of the Compensation Consultant

Our Compensation Committee has the authority to hire compensation consultants, approve their compensation, determine the nature and scope of their services, evaluate their performance and terminate their engagement. For fiscal 2020, our Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant to provide support in the discharge of its responsibilities. For fiscal 2020, Compensia advised the Compensation Committee on several compensation-related matters, including:

•	Assessing the competitiveness of our executive compensation programs and practices relative to market compensation practices;
•	Evaluating the composition of our compensation peer group and analyzing the compensation practices of the peer group companies; and

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•

Supporting our Compensation Committee in its review of our executive compensation programs, including its review of base salary levels, the design of our annual cash incentive plan, and the determination of equity awards.

As part of its engagement, Compensia attended all meetings of our Compensation Committee and provided support and analyses, as requested, regarding the matters considered by the Compensation Committee. Compensia also met separately with our Compensation Committee members, as well as members of our senior management, to provide market intelligence, review materials and discuss management’s compensation recommendations.

Compensia also advised our Compensation Committee regarding the compensation of the non-employee members of our board of directors and the development of a compensation policy for our non-employee directors. Compensia did not provide any other services to us during fiscal 2020.

Independence of Compensation Consultant

Our Compensation Committee engaged Compensia because it recognizes the importance of receiving objective advice from its compensation consultant. Our Compensation Committee reviews the independence of Compensia at least annually. Our Compensation Committee determined that Compensia did not receive any fees from us or provide any services to us, except in its capacity as the compensation consultant to the Compensation Committee. Additionally, our Compensation Committee considered various other factors in determining Compensia’s independence, including, but not limited to, the amount of fees received by Compensia and the existence of any business or personal relationship that could impact Compensia’s independence. After reviewing the applicable rules of the SEC and the listing standards of the New York Stock Exchange, our Compensation Committee determined that Compensia was independent and that the work performed by Compensia did not give rise to any conflicts of interest.

Role of our CEO and Management in the Decision-Making Process

As provided by its Charter, our Compensation Committee obtains input from our CEO in order to establish corporate performance goals and objectives relevant to our executive compensation program for our other NEOs. Our Compensation Committee also consults with our CEO to determine and approve all compensation paid to our named executive officers that report to him, including the amount of any base salary increase, the amount of any annual incentive bonus and the intended target value of any long-term equity award. These recommendations are based upon his assessment of each named executive officer’s performance, our performance as a whole, and individual retention considerations. Our Compensation Committee considers our CEO’s recommendations and approves our named executive officers’ compensation as it determines in its sole discretion. Our CEO recuses himself when our Compensation Committee discusses his compensation and he does not play any role in determining his own compensation.

Our human resources team assists our Compensation Committee in its review of our executive compensation plans and programs, including providing market data on competitive pay practices, program design and changes in the corporate governance landscape concerning executive compensation matters.

Prior Year’s Stockholder Advisory Vote

Through the end of fiscal 2019, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and were not required to hold a non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay vote”). As we are no longer an emerging growth company, we

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will be conducting a non-binding, advisory vote at the 2020 Annual Meeting on how frequently our stockholders would like us to conduct future Say-on-Pay votes as described in Proposal No. 3 of this Proxy Statement (a “Say-on-Frequency vote”). Our Board recommends a frequency of one year for the Say-on-Frequency vote. Because we value the opinions of our stockholders, our Board and our Compensation Committee will consider the outcome of the Say-on-Frequency vote when determining the frequency of conducting Say-on-Pay votes in the future. Our Board and our Compensation Committee will consider the results of future Say-on-Pay votes, and other feedback from stockholders when making future compensation decisions for our named executive officers.

Compensation Peer Group

As part of our annual compensation review, our Compensation Committee compares our executive compensation against the competitive market, based on a curated group of peer companies as well as data from compensation surveys. This data provides valuable market insight with respect to current executive compensation policies and practices. Our Compensation Committee, in consultation with Compensia, evaluates how our pay practices and our named executive officers’ total direct compensation compare to the competitive market.

To develop the fiscal 2020 compensation peer group (the “Peer Group”), our Compensation Committee considered companies that are in the technology industry and that are similar to us in terms of industry, revenue, and market capitalization.

Specifically, in developing our Peer Group we considered:

•	Companies in a similar industry and competitive market for talent, including companies that:
○	provide software as a service;
○	have a business-to-business model;
○	have similar revenue growth; and
○	have similar market capitalization as a percent of revenue.

•	Companies that had revenue within a range of 0.5 to 2.0 times Anaplan’s annual revenue;

•	Companies that had a market capitalization within a range of 0.33 to 3.0 times Anaplan’s market capitalization;

In fiscal 2020, our Compensation Committee made significant changes to our Peer Group, to reflect our recent growth. We added eight new companies to our Peer Group, including a number of recently public companies. The new additions were Alteryx, Inc., Avalara, Inc., Elastic NV, MongoDB, Inc., Paylocity Holding Corp., RingCentral, Inc., Zuora, Inc., and Zscaler, Inc. We removed six companies from our Peer Group, primarily as the result of acquisitions: Callidus Software, Inc., Ellie Mae, Inc., Hortonworks, Inc., MINDBODY, Inc., MuleSoft, Inc., and Q2 Software, Inc.

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For fiscal 2020, the Peer Group included the following companies:

Peer Group for Fiscal 2020

Company Names
2U, Inc.	MongoDB, Inc.
Alteryx, Inc.	New Relic, Inc.
AppFolio, Inc.	Okta, Inc.
Avalara, Inc.	Paylocity Holding Corp.
BlackLine, Inc.	Rapid7, Inc.
Coupa Software, Inc.	RingCentral, Inc.
Elastic NV	Twilio, Inc.
Five9, Inc.	Zendesk, Inc.
HubSpot, Inc.	Zscaler, Inc.
Instructure, Inc.	Zuora Inc.

Compensation Survey Data

Our Compensation Committee uses data drawn from our Peer Group, as well as data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market when making its compensation decisions. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.

In addition, subsets of the Radford Survey were incorporated into the competitive assessment prepared by Compensia and used by our Compensation Committee to evaluate the compensation of our named executive officers. Specifically, our Compensation Committee received a custom report of survey results reflecting only companies from our Peer Group in addition to survey results tailored solely based on revenue. The Radford Survey data supplements the Peer Group data and provides additional information for our named executive officers and other vice president positions for which there is less comparable data that is publicly available.

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Components of our Executive Compensation Programs

Compensation Element	Characteristics	Process to Determine Compensation	Relationship to Compensation Strategy

Base Salary	Fixed	Our Compensation Committee determines base salaries after consideration of competitive market data, and potential impact of the role and its criticality at our stage of growth among other factors.	Attract and retain talented named executive officers through competitive pay and provide compensation reflective of role, experience, skills and responsibilities.

Short-term Annual Cash Bonus Award	Variable and Based on Performance	Our Compensation Committee determines annual cash bonus awards by evaluating performance against pre-established company-wide goals with adjustments for individual performance. The bonus payouts are variable and paid in cash with our Compensation Committee retaining discretion to increase or decrease the payouts.	Encourage our named executive officers to achieve short-term individual and company goals that drive our growth.

Long-Term Equity Incentives	Variable and Based on Performance	Our Compensation Committee determines the intended aggregate target value of the long-term equity incentives which are settled in shares of our common stock after taking into consideration competitive market data and sound management of our equity budget.

Motivate, reward and retain our named executive officers to achieve and exceed long-term business objectives.

Align our named executive officer and stockholder interests by rewarding consistent and sustained performance.

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Named Executive Officers

In consultation with our CEO (except with respect to his own compensation), our Compensation Committee reviews all compensation elements for our named executive officers at least annually, and our Compensation Committee determines the relative value of each component of compensation for each named executive officer. The compensation mix of each pay component value relative to total compensation varies for each named executive officer. While, for all named executive officers, the largest portion of their target total direct compensation is comprised of long-term equity incentives, the differences in the scope of each named executive officer’s responsibility is the key driver of variations in their compensation mix. The mix of target total direct annual compensation for our named executive officers was as follows:

Total Annual Target Compensation Mix

Our Compensation Committee considers the pay practices of our Peer Group companies in determining target compensation for our named executive officers. However, we do not consider Peer Group performance results when evaluating base salary levels or determining the size of particular incentive awards. In determining the target amounts and compensation mix for each named executive officer, our Compensation Committee also considers factors such as individual performance, the criticality of the role, our organizational needs at our current stage of growth, overall retention value, internal pay equity, and potential future value of the total compensation package.

Base Salary

Base salaries represent the fixed annual cash amounts paid to our named executive officers and are an important component of compensation intended to attract and retain high-performing individuals. In reviewing and determining base salaries, our Compensation Committee considers:

•	competitive market information for comparable positions in the Peer Group;
•	potential impact of the role and its criticality at our stage of growth;
•	related experience and the relevance of the role within the organization;
•	overall ability to influence our financial performance and the strategic impact of the role; and
•	the ease or difficulty of replacing the incumbent in a highly competitive labor market.

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During fiscal 2020, our Compensation Committee increased Mr. Calderoni’s base salary from $375,000 to $450,000 after a review of Mr. Calderoni’s positioning relative to CEOs in the Peer Group, in consideration of Mr. Calderoni’s increased responsibilities resulting from our transition from a private to a public company, and that Mr. Calderoni had not received a salary increase since being hired in 2017 in addition to the factors described above. The base salaries of each of our other named executive officers was also increased during fiscal 2020 from $350,000 to $375,000. Our Compensation Committee determined that such salaries were appropriate based on its review of each individual’s performance and the factors described above, and further considering the recommendations of our CEO (except with respect to his own base salary).

Executive Officer	FY19 Annual Base Salary ($)	FY20 Annual Base Salary ($)	Annual Base Salary Increase (%)

Frank Calderoni	$375,000	$450,000	20%

David H. Morton, Jr.	$350,000	$375,000	7.14%

Ana Pinczuk	$350,000	$375,000	7.14%

Vivie Lee	$350,000	$375,000	7.14%

Our Compensation Committee reviews named executive officer salaries annually, but we may adjust them during the year to reflect significant changes in the scope of a named executive officer’s responsibilities or market conditions. The Compensation Committee evaluates the base salaries of our named executive officers in the context of establishing their total cash compensation at levels that are generally consistent with the target total cash compensation of the named executive officers holding comparable positions at companies in our Peer Group.

The base salaries paid to our named executive officers for fiscal 2020 are also set forth in the “Fiscal 2020 Summary Compensation Table” below.

Annual Cash Bonus Plan

Cash Bonus Plan Structure

All of our named executive officers are eligible to participate in our corporate annual cash bonus plan, which is designed to promote achievement of pre-established company-wide performance objectives set by our Compensation Committee. Our Compensation Committee believes that the performance metrics described below are the best indicators of our successful execution of our annual operating plan.

Target Cash Bonus Opportunities

The annual cash bonus award serves as a variable, contingent and performance-based component of our named executive officers’ target total direct compensation and rewards them for results and achievements in a given year. The target cash bonus opportunity for each named executive officer is determined based on competitive market data, the criticality of their role, and internal pay equity among other considerations and expressed as a percentage of base salary.

For fiscal 2020, Mr. Calderoni had a target bonus opportunity equal to 100% of his annual base salary and based on their respective roles in the Company, the other named executive officers had target bonus opportunities of 70% of their individual annual base salaries. Ms. Lee’s and Ms. Pinczuk’s target bonus opportunities were

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increased from 60% to 70% during fiscal 2020, to better align their compensation with internal peers and similarly situated executives at the companies in our Peer Group.

Corporate Performance Metrics

Our Compensation Committee approved the performance metrics and bonus attainment targets to be used for calculating annual bonus awards under our corporate annual cash bonus plan for fiscal 2020 and such targets were set at levels that would result in the Company outperforming its guidance. The amount of the cash bonus awards under our corporate annual cash bonus plan for fiscal 2020 was determined based on our performance with respect to the following metrics:

•

Net New Annual Contract Value (“NNACV”) to measure growth in revenue. NNACV is defined as annual new subscription bookings resulting from transactions with new customers as well as new subscription transactions with existing customers;

•

Operating Margin (as represented through “adjusted EBITDA”) to measure operational efficiency. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition costs and certain other expenses; and

•

Contract Renewal Rate (“Renewal Rate”) to measure customer satisfaction rates. Renewal Rate is defined as a percentage determined by the renewed customer bookings divided by bookings that are ready for renewal in a given quarter. Renewed bookings can be a fully renewed customer contract or a renewal at a lower annual contract value.

Key factors and results for these performance metrics for fiscal 2020 are as follows:

Performance Metric	FY20 Weight	FY20 Attainment (% of Target)

NNACV	50%	93%

Adjusted EBITDA	25%	150%

Renewal Rate	25%	95%

Our Compensation Committee sets threshold, target and maximum levels for each of the three-performance metrics described above. Once we achieve or exceed the threshold performance level for any of the three metrics, the bonus award funding pool becomes available for the payment of bonuses to all eligible employees, including our named executive officers. Against our adjusted EBITDA performance target of negative $63 million for fiscal 2020, we achieved an actual adjusted EBITDA of negative $31.3 million. We are not disclosing performance targets for NNACV and Renewal Rate as they represent non-public information that would result in competitive harm to the company if disclosed. The target levels established for these metrics were intended to require a significant effort on the part of our executive officers, and therefore, were set at levels the Compensation Committee believed would be difficult to achieve and for which average or below-average performance would result in below-target or no bonus payments.

Based on the pre-established corporate performance metrics identified above and set at the beginning of the fiscal year, our cash bonus plan funded at a level of 116%, but since we did not achieve the target performance level for all three metrics, after taking into consideration management’s recommendation, our Compensation Committee exercised its discretion to reduce the corporate bonus funding to 110% for fiscal 2020.

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Individual Performance Factor

In determining the amount of annual cash bonus payments, our Compensation Committee also considered an evaluation of each named executive officer’s individual performance for the year. Generally, this evaluation involved, in the case of our CEO, the Board’s evaluation of his performance led by the Lead Independent Director at the behest of our Compensation Committee and, in the case of our other NEOs, an evaluation by our CEO.

Our Compensation Committee determines individual awards paid to each named executive officer following the end of the performance period after the Board of Directors certifies our financial and operational performance. Our Compensation Committee retains the discretion to increase or reduce the amount of the bonus payouts to our CEO and, with input from our CEO, the other named executive officers based on its overall assessment of each named executive officer’s individual performance, including performance related to departmental goals.

Fiscal 2020 Bonus Decisions

Based on input from Mr. Calderoni, the Compensation Committee determined, in its discretion, that Ms. Pinczuk’s individual performance warranted a bonus payout at 125% of her target opportunity. Ms. Pinczuk’s bonus payout reflected the engineering and products team’s overachievement of its departmental goals as a result of the increased velocity of technical innovation. Our Compensation Committee also recognized Messrs. Calderoni and Morton’s and Ms. Lee’s individual performance and determined to set each of their bonus payouts at 110% of their individual target opportunities. Based on the foregoing, the Compensation Committee determined to award the following bonuses for fiscal 2020:

Named Executive Officer	Annual Salary ($)	Target Bonus Percentage (%)	FY20 Percentage of Target Cash Bonus Paid (%)	FY20 Bonus Payment ($)

Frank Calderoni	$450,000	100%	110%	$495,000

David H. Morton, Jr.	$375,000	70%	110%	$288,750

Ana Pinczuk	$375,000	70%	125%	$328,125

Vivie Lee	$375,000	70%	110%	$288,750

Long-Term Equity Incentive Awards

In fiscal 2020, our Compensation Committee awarded equity awards to our named executive officers under the terms of the 2018 Equity Incentive Plan (the “2018 Plan”).

Our long-term equity incentive awards are designed to:

•	focus our named executive officers on achieving longer-term business performance goals;
•	provide significant reward potential for our outstanding corporate performance;
•	enhance our ability to attract and retain highly qualified executive officers; and
•	provide our named executive officers with an opportunity for greater equity ownership to increase stockholder return.

The Compensation Committee typically grants equity awards to our named executive officers at the time of hire, and thereafter annually, based on performance. The size of the equity awards granted to our named executive officers is based on factors such as the prevailing market conditions, internal equity, the equity

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award’s potential incentive and retention value, and the named executive officer’s experience, role, and responsibilities.

Types of Equity Incentive Awards

Our Compensation Committee determines the overall structure of the equity program and grants equity awards that generally consist of a mix of time-vesting stock options and RSUs. These awards reflect our Compensation Committee’s review and assessment of market practices at the companies in the Peer Group, as well as its determination that awarding a mix of options and RSUs to our named executive officers provides an appropriate blend of incentives to reward and retain our named executive officers and sustain and enhance our financial performance and stockholder value over time.

Stock Options

Our stock options generally vest over a period of four years, contingent on continued service, and have a ten-year term. Stock options are awarded with an exercise price equal to the fair market value of the Company’s common stock on the grant date. Typically, for newly hired executive officers, 25% of the stock options vest after one year of service followed by 12 equal quarterly installments over a three-year period, contingent on continued service. Ongoing stock option awards to our named executive officers, after the first year of service, vest in 16 quarterly installments over a four-year period beginning on the first quarterly vesting date after the date of grant, contingent on continued service.

RSU Awards

Each RSU award represents a contingent right to receive one share of our common stock and is settled in shares of our common stock generally vesting over a four-year period. Typically, for newly hired executive officers, 25% of the RSUs vest after one year of service followed by 12 equal quarterly installments over a three-year period, contingent on continued service. Ongoing RSU awards to our named executive officers, after the first year of service, vest in 16 quarterly installments over a four-year period beginning on the first quarterly vesting date after the date of grant, contingent on continued service.

Equity Awards granted in Fiscal 2020

Fiscal 2020 Equity Awards for Messrs. Calderoni and Morton and Ms. Lee

Stock Options – For fiscal 2020, Messrs. Calderoni and Morton and Ms. Lee received an ongoing stock option award. Mr. Calderoni’s stock options vest in 16 quarterly installments over a four-year period beginning on the first quarterly vesting date after the date of grant, contingent on continued service As Mr. Morton and Ms. Lee had not yet reached one year of service at the time of their award, their awards vest over a period of four years contingent on continued service, but 1/8 vests after two quarters, with the remaining 7/8 vesting in equal installments, quarterly thereafter.

RSUs – For fiscal 2020, Messrs. Calderoni and Morton and Ms. Lee received an ongoing RSU award. Mr. Calderoni’s RSU awards vest in 16 quarterly installments over a four-year period beginning on the first quarterly vesting date after the date of grant, contingent on continued service. As Mr. Morton and Ms. Lee had not yet reached one year of service at time of award, their awards vest over a period of four years contingent on continued service, but 1/8 vests after two quarters, with the remaining 7/8 vesting in equal installments, quarterly thereafter.

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In fiscal 2020, our Compensation Committee approved the following ongoing equity awards under our 2018 Plan:

Named Executive Officer	Stock Options (#)	RSUs (#)	Aggregate Intended Target Value ($)

Frank Calderoni	126,039	156,152	$7,991,000

David H. Morton, Jr.	47,318	58,623	$3,000,000

Vivie Lee	31,546	39,082	$2,000,000

For our fiscal 2020 ongoing equity awards, the aggregate intended target value was converted into a mix of 75% RSUs and 25% stock options using the average closing price of our common stock over the 30 trading-day period ending two days prior to the grant date for the RSUs and using a Black-Scholes value on the grant date for the stock options. The amounts reported in the “Fiscal 2020 Summary Compensation Table” below represent the grant date fair values of the fiscal 2020 long-term equity awards computed in accordance with ASC 718.

Fiscal 2020 Equity Awards for Ms. Pinczuk

Ms. Pinczuk was hired as our Chief Transformation Officer in February 2019. In fiscal 2020, Ms. Pinczuk took an expanded role of Chief Development Officer, overseeing our product and engineering organizations.

In fiscal 2020 the Compensation Committee approved the following equity awards for Ms. Pinczuk:

Equity Award Type	Stock Options (#)	RSUs (#)	Aggregate Intended Target Value ($)

New Hire	70,000	250,000	$9,155,833

Ongoing	46,713	58,623	$3,000,000

New Hire Award

In connection with her appointment as our Chief Transformation Officer, in February 2019 Ms. Pinczuk was granted an equity award in the form of a stock option and an RSU award with an intended aggregate target value of $9,155,833. In determining the target value of this equity award, the Compensation Committee considered prevailing market conditions, the internal and external value of the role, Ms. Pinczuk’s previous compensation, and the award’s potential retention value. Consistent with our customary approach for new hire equity awards, Ms. Pinczuk’s equity award vests as follows:

•

The RSU award covers 250,000 shares of our common stock and vests over a four-year period with 25% of the shares subject to the award vesting after one year of service and the remainder vesting in equal quarterly installments thereafter, contingent upon her continued service through each vesting date; and

•

The stock option covers 70,000 shares of our common stock, has a ten-year term and vests over a period of four years with 25% of the shares subject to the option vesting after one year of service and the remainder vesting in equal monthly installments thereafter, contingent upon her continued service through each vesting date.

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Ongoing Award

In May 2019, Ms. Pinczuk was granted an ongoing equity award in the form of a stock option and RSU award with an intended aggregate target value of $3,000,000. This award was granted as part of our annual compensation review for all executive officers. Given her receipt of this award shortly after her new hire award in February, our Compensation Committee determined that a special vesting schedule was appropriate. As a result, the stock option award, which covers 46,713 shares of our common stock, vests over a three-year period with 50% of the shares subject to the option vesting after two years of service and 50% vesting after three years of service, contingent upon her continued service as of each vesting date. The RSU award, which covers 58,623 shares of our common stock, vests over a three-year period with 50% of the shares subject to the award vesting after two years and the remainder vesting quarterly thereafter, contingent upon her continued service as of each vesting date.

Health and Welfare Benefits

Our NEOs are eligible to participate in a broad range of health and welfare benefit programs in the same manner as our non-executive employees, including our Section 401(k), employee stock purchase, health insurance, dental insurance, short-term disability and life insurance plans. Anaplan does not offer separate benefits for our named executive officers, other than severance benefits (see “Severance and Change in Control Benefits,” below).

Perquisites and Other Personal Benefits

Generally, we do not provide perquisites or other personal benefits to our named executive officers other than those that are available to all employees. However, our Compensation Committee may authorize providing perquisites to our named executive officers to the extent that it determines that doing so will materially enhance the efficiency or effectiveness of a named executive officer. For fiscal 2020, we provided a car service to Mr. Morton to accommodate his commute, as listed under “Personal/Guest Travel” in the “Fiscal 2020 All Other Compensation Table” under the “Fiscal 2020 Summary Compensation Table” below. We believe the ability to provide perquisites designed to enhance the productivity of our executives could assist us in attracting and retaining talented executives.

Employment Agreements

Offer Letters in Place During Fiscal 2020 for Named Executive Officers

We have entered into employment offer letters with each of our named executive officers, each of which provides for “at-will” employment. Each of those offer letters provides for the named executive officer’s annual base salary, the opportunity to earn an annual bonus, and the target amount of the annual bonus. We entered into a new employment offer letter with Mr. Calderoni in September 2018 which superseded the terms that were set forth in his original offer letter with us. The employment offer letters with our other executive officers were entered into in connection with the commencement of their employment with us. Accordingly, the employment offer letters for our other executive officers also provided for the grant of such executive officers’ initial equity-based awards with us. Ms. Pinczuk’s offer letter also provided her with a retention bonus that was earned over her first year of employment with us.

In accordance with our employment letters, the annual base salaries of our named executive officers will be reviewed from time to time (and, in the case of Mr. Calderoni, reviewed at least annually by the Compensation Committee) and adjusted when our Compensation Committee determines an adjustment is appropriate, provided that their annual base salaries (and, in the case of Mr. Calderoni, his target annual bonus) will not be

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adjusted downwards other than in connection with across-the-board reductions affecting all similarly situated executives. We also entered into a severance and change in control agreement with each of our named executive officers, pursuant to which each named executive officer will become eligible to receive certain benefits in the event his or her employment is terminated under certain circumstances or our change in control, as described under “—Severance and Change-in-Control Benefits” below.

Other Company Policies and Compensation Considerations

Impact of Section 162(m) of the Internal Revenue Code

Historically, Section 162(m) of the Code has limited companies to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain named executive officers in a calendar year, subject to certain exceptions, including an exception for certain “performance-based compensation,” as defined in the Code and accompanying regulations. Under a transition rule that applies to newly public companies, the Section 162(m) deduction limit generally does not apply to compensation paid pursuant to an arrangement that was in existence prior to our initial public offering if certain requirements are met. In taxable years beginning prior to January 1, 2018, there was also an exemption from the Section 162(m) deduction limit for “performance-based compensation.” However, this exemption has been repealed. As a result, it is no longer available as a means of enhancing the deductibility of compensation paid to our CEO and other named executive officers. While our Compensation Committee is mindful of the benefit of deducting compensation, it believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted and it has accordingly retained the discretion to pay compensation that may not be tax deductible. In determining the form and amount of compensation for our named executive officers, our Compensation Committee may continue to consider all factors impacting the cost of executive compensation in alignment with our overall compensation philosophy.

Policy Regarding Hedging and Pledging of Our Equity Securities

Our Insider Trading Compliance Policy prohibits hedging of our securities by our employees, directors and consultants. With respect to pledging of our securities, directors and named executive officers are prohibited from pledging our securities as collateral for a loan unless a Compliance Officer provides pre-clearance after the director or the named executive officer clearly demonstrates the financial capability to repay the loan without resort to the pledged securities. No approvals for pledging Company securities as collateral for a loan were requested or granted in fiscal 2020 and the Company strongly discourages such arrangements and no such arrangement exists.

Grant Timing Practices

Our annual long-term equity awards are typically made in the first quarter of our fiscal year. From time to time, we grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. These “off cycle” grants are made on a limited basis. We have no practice or policy of coordinating or timing the release of our Company information around the grant date of our annual long-term equity awards.

See the “Fiscal 2020 Summary Compensation Table” and the “Fiscal 2020 Grants of Plan-Based Awards Table” below for more information on the equity awards that we granted to our named executive officers in fiscal 2020.

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Accounting for Stock-Based Compensation

Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.

Severance and Change-in-Control Benefits

We have entered into severance and change in control agreements (the “Post-Employment Compensation Agreements”) with each of our named executive officers, which provide for specified payments and benefits in the event of certain qualifying terminations of employment, including a qualifying termination of employment in connection with a change in control of the Company. The terms and conditions of these arrangements were approved by the Compensation Committee after an analysis of competitive market data.

Receipt of these payments and benefits is generally contingent on the named executive officer executing and not revoking a general release of claims against the Company and certain related parties.

The Post-Employment Compensation Agreements are designed to provide reasonable compensation to our named executive officers who leave our employ under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We believe the Post-Employment Compensation Agreements also align the interests of our named executive officers and our stockholders when considering our long-term future. The primary purpose of these arrangements in the case of a change in control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activity in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the named executive officer and our stockholders.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the Post-Employment Compensation Agreements, our Compensation Committee has drawn a distinction between terminations of employment initiated by us for cause or voluntary resignations by our named executive officers without good reason and terminations of employment initiated by us without cause or voluntary resignations by our named executive officers for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraphs, as well as the likelihood that the named executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment initiated by us for cause or a voluntary resignation by a named executive officer without good reason because such events often reflect either performance challenges or an affirmative decision by the named executive officer to end his or her relationship without fault by the Company.

Except as noted hereafter, no payments, benefits or acceleration of vesting of payments or benefits will be triggered solely upon the occurrence of a change in control of the Company, unless an acquirer does not assume or substitute a comparable award for an outstanding equity award or there is also a loss of employment by a named executive officer during the change in control period beginning three months before and up to 12 months after a qualified change in control, or 18 months in case of our CEO (a so-called “double-trigger” arrangement). Generally, in the case of the acceleration of vesting of outstanding equity awards, we use this “double-trigger” arrangement to protect against the loss of retention value following a change in control of the

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Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction. Notwithstanding the foregoing, under the terms of his Post-Employment Compensation Agreement with us, if Mr. Calderoni remains employed through the occurrence of a change in control of the Company, then 50% of his then-unvested shares subject to his outstanding equity awards will immediately vest, and in the case of stock options become immediately exercisable, and if he remains in continuous service with us through the one-year anniversary of a change in control of the Company, then all of his then-unvested shares subject to such outstanding equity awards will immediately vest, and in the case of stock options become immediately exercisable.

Under each of the Post-Employment Compensation Agreements, in the event any payment to a named executive officer pursuant to his or her agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of the payment being classified as a “parachute payment” under Section 280G of the Code), he or she will receive such payment as would entitle him or her to receive the greatest after-tax benefit, even if it means that we pay him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax that would be imposed by Section 4999.

Historically, we have avoided the use of excise tax “gross-up” provisions relating to a change in control of the Company and have no such gross-up obligations in place with respect to any of our named executive officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executives. Our Compensation Committee does not consider the specific amounts payable under these post-employment compensation arrangements when determining the annual compensation of our executive officers. However, we do believe that these arrangements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the Post-Employment Compensation Agreements we maintained with our named executive officers during 2019, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on January 31, 2020, see “Potential Payments Upon Termination or Change-in-Control” below.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

Our Summary Compensation Table below shows the total compensation paid to or earned by each of our NEOs with respect to fiscal 2020, 2019 and 2018. The amounts reported reflect rounding, which may result in slight variations between amounts shown in the Total column and the sum of its components as reflected in the table.

Fiscal 2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Frank Calderoni
Chairman and Chief Executive Officer	2020	437,500	—	6,029,029	1,993,309(3)	495,000	4,320	8,959,158
	2019	375,000	—	11,514,624	4,522,986(4)	721,875	14,018	17,148,503
	2018	375,000	—	—	—	250,000	3,600(5)	628,600
David H. Morton, Jr.
Executive Vice President and Chief Financial Officer	2020	366,667	—	2,263,434	748,940(6)	288,750	45,990	3,713,781
	2019	137,980	—	14,307,000	1,474,000(7)	124,630	17,470	16,061,080
	2018	—	—	—	—	—	—	—
Ana Pinczuk
Chief Development Officer	2020	366,667	100,000(8)	12,043,434	1,876,391(9)	328,125	8,810	14,723,427
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Vivie Lee
Chief Strategy Officer	2020	366,667	—	1,508,956	499,304(10)	288,750	8,520	2,672,197
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—

(1)

Stock Awards and Option Awards: These amounts do not reflect the actual value realized by the NEO. In accordance with SEC rules, these columns represent the aggregate grant date fair value calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions, see Note 7, “Common Stock and Employee Stock Plans” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

(2)	All Other Compensation: The amounts shown in this column consist of the following:

Fiscal 2020 All Other Compensation Table

Name	Personal/Guest Travel ($)	401k Match ($)(11)	Any Other Perquisites ($)	Executive Life Insurance ($)	Total ($)
Frank Calderoni	—	—	4,320(5)	—	4,320
David H. Morton, Jr.	—	4,200	41,790(12)	—	45,990
Ana Pinczuk	—	4,200	4,610(13)	—	8,810
Vivie Lee	—	4,200	4,320(5)	—	8,520

(3)	The amount of Option Award for fiscal 2020 includes $1,788,505 non-qualified stock options.
(4)	The amount of Option Award for fiscal year 2019 includes $4,522,986 non-qualified stock options.
(5)	The amount represents the cost of the parking fees.
(6)	The amount of Option Award for fiscal 2020 includes $543,970 non-qualified stock options.
(7)	The amount of Option Award for fiscal year 2019 includes $1,411,864 non-qualified stock options.

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(8)	The amount represents a retention bonus that was earned during fiscal 2020.
(9)	The amount of Option Award for fiscal 2020 includes $1,711,875 non-qualified stock options.
(10)	The amount of Option Award for fiscal 2020 includes $294,334 non-qualified stock options.
(11)

401(k) match is for the 401(k) Plan contribution provided to all U.S. employees who participate in the 401(k) Plan. The maximum amount of employer contribution was $4,200 per calendar year for fiscal 2020 and was $1,000 per calendar year for fiscal year 2019, but it may be higher or lower for a particular fiscal year depending on the timing and amount of the employee’s contribution.

(12)	The amount includes $37,470 of car service and $4,320 in parking fees.
(13)	The amount includes $4,320 in parking fees and a $290 gift certificate.

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Our Fiscal 2020 Grants of Plan-Based Awards Table shows information relating to all plan-based awards granted to our NEOs during fiscal year 2020 pursuant to our 2018 Equity Incentive Plan.

Fiscal 2020 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated future payouts under non- equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards(4)
		Threshold ($)	Target ($)	Maximum ($)
Frank Calderoni
	Annual Cash	—	$450,000	$900,000
	5/22/19	—			—	126,039	38.61	$1,993,309
	5/22/19				156,152	—	—	$6,029,029
David H. Morton, Jr.
	Annual Cash	—	$262,500	$525,000
	5/22/19	—			—	47,318	38.61	$748,940
	5/22/19				58,623	—	—	$2,263,434
Ana Pinczuk
	Annual Cash	—	$262,500	$525,000
	2/27/19	—			—	70,000	39.12	$1,126,383
	2/27/19				250,000	—	—	$9,780,000
	5/22/19	—			—	46,713	38.61	$750,008
	5/22/19				58,623	—	—	$2,263,434
Vivie Lee
	Annual Cash	—	$262,500	$525,000
	5/22/19	—			—	31,546	38.61	$499,304
	5/22/19				39,082	—	—	$1,508,956

(1)

The amounts shown represent the aggregate grant date fair value of RSUs and stock option awards granted in fiscal 2020 for financial reporting purposes pursuant to the provisions of ASC 718. Such amounts do not represent amounts paid to or realized by our NEOs. See Note 7, “Common Stock and Employee Stock Plans” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2020 regarding assumptions underlying valuation of equity awards.

(2)

The column shown represents the fiscal 2020 target and maximum bonus amounts for each of our named executive officers. There is no threshold bonus amount established. The target bonuses were set as a percentage of each named executive officer’s base salary earned for fiscal 2020 and were 100% for Mr. Calderoni, and 70% for each of Mr. Morton, Ms. Pinczuk and Ms. Lee. The dollar value of the actual bonus award earned for fiscal 2020 for each named executive officer is set forth in the “Fiscal 2020 Summary Compensation Table”. The amounts set forth in this column do not represent additional compensation earned by our named executive officers.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at Fiscal 2020 Year-End Table

The following table sets forth information regarding each unexercised stock option, and all unvested shares of our common stock and restricted stock units, held by each of our named executive officers as of January 31, 2020.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Compensation of Named Executive Officers —Severance and Change-in-Control Benefits.”

Some of the options granted to our named executive officers are immediately exercisable with respect to all of the option shares, subject to our repurchase right in the event the officer’s service terminates prior to vesting in the shares. We refer to option shares that are subject to our right of repurchase as “unvested shares” and those that are no longer subject to our right of repurchase as “vested” shares.

	Grant Date	Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank Calderoni
	1/20/17(1)	1,604,297	—	—	4.83	1/19/2027	—	—	—	—
	8/31/18(2)	682,200	—	—	11.86	8/30/2028	—	—	—	—
	5/22/19(3)	15,754	110,285	—	38.61	5/22/2029	—	—	—	—
	1/20/17(4)	—	—	—	—	—	1,218,750	70,187,813	—	—
	8/31/18(5)	—	—	—	—	—	817,800	47,097,102	—	—
	5/22/19(6)	—	—	—	—	—	136,633	7,868,694	—	—
David H. Morton, Jr.
	9/14/18(7)	151,569	—	—	11.86	9/13/2028	—	—	—	—
	5/22/19(8)	5,914	41,404	—	38.61	5/22/2029	—	—	—	—
	9/14/18(9)	—	—	—	—	—	5,619	323,598	—	—
	9/14/18(10)	—	—	—	—	—	653,125	37,613,469	—	—
	5/22/19(11)	—	—	—	—	—	51,296	2,954,137	—	—
Ana Pinczuk
	2/27/19(12)	—	70,000	—	39.12	2/27/2029	—	—	—	—
	5/22/19(13)	—	46,713	—	38.61	5/22/2029	—	—	—	—
	2/27/19(14)	—	—	—	—	—	250,000	14,397,500	—	—
	5/22/19(15)	—	—	—	—	—	58,623	3,376,099	—	—
Vivie Lee
	9/25/18(16)	77,364	—	—	11.86	9/24/2028	—	—	—	—
	5/22/19(17)	1,353	27,603	—	38.61	5/22/2029	—	—	—	—
	9/25/18(18)	—	—	—	—	—	230,230	13,258,946	—	—
	5/22/19(19)	—	—	—	—	—	34,197	1,969,405	—	—

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(*)	In accordance with SEC rules, market value is based on $57.59, the closing price of our common stock per share on the last trading day of fiscal year 2020.
(1)

Option is exercisable upon grant. Option vests over four years, provided Mr. Calderoni remains in continuous service following the vesting commencement date of January 20, 2017, with 25% vesting upon completion of one year of service and the remainder vesting in 36 substantially equal monthly installments thereafter.

(2)

Option is exercisable upon grant. Option vests over four years, provided Mr. Calderoni remains in continuous service following the vesting commencement date of September 10, 2018, with 50% vesting upon completion of two years of service and the remainder vesting in 24 substantially equal monthly installments thereafter.

(3)

Option vests over four years, provided Mr. Calderoni remains in continuous service following the vesting commencement date of June 10, 2019, with 1/16th vesting in substantially equal quarterly installments.

(4)

Represents the remainder of an award of restricted stock units granted to Mr. Calderoni with a vesting commencement date of January 20, 2017, which vests in connection with Mr. Calderoni’s continuous service over four years, with 25% vesting upon completion of one-year of service and 36 substantially equal monthly installments upon the completion of each month of service thereafter.

(5)

Represents an award of restricted stock units granted to Mr. Calderoni with a vesting commencement date of September 10, 2018, which vests in connection with Mr. Calderoni’s continuous service over four years, with 50% vesting upon completion of two years of service and the remainder vesting in 8 substantially equal quarterly installments thereafter.

(6)

Represents the remainder of an award of restricted stock units granted to Mr. Calderoni with a vesting commencement date of June 10, 2019, which vests in connection with Mr. Calderoni’s continuous service over four years, with 1/16th vesting in substantially equal quarterly installments.

(7)

Option is exercisable upon grant. Option vests over four years, provided Mr. Morton remains in continuous service following the vesting commencement date of September 10, 2018, with 25% vesting upon completion of one year of service and the remainder vesting in 36 substantially equal monthly installments thereafter.

(8)

Option vests over four years, provided Mr. Morton remains in continuous service following the vesting commencement date of June 10, 2019, with 1/8th vesting upon completion of six months of service and the remainder vesting in 14 substantially equal quarterly installments thereafter.

(9)

Represents unvested shares acquired through the early exercise of a stock option by Mr. Morton on September 29, 2018, at a purchase price of $11.86 per share. The unvested shares are subject to our right of repurchase. See footnote 7 for the vesting schedule associated with the underlying award.

(10)

Represents the remainder of an award of restricted stock units granted to Mr. Morton with a vesting commencement date of September 10, 2018, which vests in connection with Mr. Morton’s continuous service over four years, with 25% vesting upon completion of one-year of service and the remainder vesting in 12 substantially equal quarterly installments thereafter.

(11)

Represents the remainder of an award of restricted stock units granted to Mr. Morton with a vesting commencement date of June 10, 2019, which vests in connection with Mr. Morton’s continuous service over four years, with 1/8th vesting upon completion of six months of service and the remainder vesting in 14 substantially equal quarterly installments thereafter.

(12)

Option vests over four years, provided Ms. Pinczuk remains in continuous service following the vesting commencement date of February 27, 2019, with 25% vesting upon the completion of one year of service and the remainder vesting in 36 substantially equal monthly installments thereafter.

(13)

Option vests over three years, provided Ms. Pinczuk remains in continuous service following the vesting commencement date of June 10, 2019, with 50% vesting upon the completion of two years of service and the remainder vesting upon the completion of three years of service.

(14)

Represents an award of restricted stock units granted to Ms. Pinczuk which vests in connection with Ms. Pinczuk’s continuous service, with 13/48ths vesting if Ms. Pinczuk remains in continuous service through March 10, 2020 and the remainder vesting in 12 substantially equal quarterly installments thereafter.

(15)

Represents an award of restricted stock units granted to Ms. Pinczuk with a vesting commencement date of June 10, 2019, which vests in connection with Ms. Pinczuk’s continuous service over three years, with 50% vesting upon completion of two years of service and the remainder vesting upon completion of three years of service.

(16)

Option is exercisable upon grant. Option vests over four years, provided Ms. Lee remains in continuous service following the vesting commencement date of September 24, 2018, with 25% vesting upon the completion of one year of service and the remainder vesting in 36 substantially equal monthly installments thereafter.

(17)

Option vests over four years, provided Ms. Lee remains in continuous service following the vesting commencement date of June 10, 2019, with 1/8th vesting upon the completion of six months of service and the remainder vesting in 14 substantially equal quarterly installments thereafter.

(18)

Represents the remainder of an award of restricted stock units granted to Ms. Lee which vests in connection with Ms. Lee’s continuous service, with 14/48ths vesting if Ms. Lee remains in continuous service through December 10, 2019, and the remainder vesting in 12 substantially equal quarterly installments thereafter.

(19)

Represents the remainder of an award of restricted stock units granted to Ms. Lee with a vesting commencement date of June 10, 2019, which vests in connection with Ms. Lee’s continuous service over four years, with 1/8th vesting upon completion of six months of service and the remainder vesting in 14 substantially equal quarterly installments thereafter.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Fiscal 2020 Option Exercises and Stock Vested Table

The following table sets forth information number of shares our named executive officers acquired upon exercise of options and vesting of shares of our common stock and restricted stock units during fiscal 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Frank Calderoni	—	—	1,238,269	$58,377,864
David H. Morton, Jr.	40,000	$1,600,362	304,202	$14,697,029
Ana Pinczuk	—	—	—	—
Vivie Lee	5,226	$143,782	99,655	$5,135,222

(1)	Value realized is based on the closing price of our common stock on the date of exercise minus the exercise price.
(2)	Value realized is based on the closing price of our common stock on the vesting date multiplied by the number of RSUs vested.

Severance and Change-in-Control Benefits

Pursuant to the Post-Employment Compensation Agreements we entered into with each of our NEOs, we have agreed to make certain payments and provide certain benefits upon the conditions described below, generally contingent on the officer executing and not revoking a general release of claims against us and certain related parties (and, to the extent applicable, resigning as a member of our Board). We offer severance and change in control benefits to our NEOs in order to provide a measure of security to our NEOs to minimize any distractions related to termination of employment or change in control and allow our NEOs to focus on their duties and responsibilities to maximize stockholder value. Except as noted below for Mr. Calderoni, all change in control benefits that we provide to our NEOs are “double trigger” change in control benefits in order to maximize our ability to retain our NEOs in the event of a change in control. Further, we do not provide any tax gross ups on any excise tax payments to our NEOs pursuant to their severance and change in control agreements.

Frank Calderoni

Pursuant to the Post-Employment Compensation Agreement we entered into with Mr. Calderoni, if he dies or becomes disabled, is terminated without “cause”, or resigns for “good reason” (each as defined therein) at any time during his service with us, he will be eligible to receive:

•	Severance Payments:
○

severance payments in an aggregate amount equal to the sum of 100% of his annual base salary plus 100% of his target annual bonus in effect at the time of termination paid over the 12-month period following such qualifying termination of employment (or in a lump sum upon death or disability); or

○

if such qualifying termination of employment occurs during the period commencing three months prior to and ending 18 months after a change in control, he will instead receive a lump-sum payment in an amount equal to the sum of 150% of his annual base salary plus 150% of his target annual bonus then in effect;

•	COBRA:
○	a lump-sum payment in an amount equal to the COBRA premiums he would be required to pay to continue healthcare coverage for a period of 18 months;

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•	Equity Vesting:
○

any unvested shares subject to his then-outstanding equity awards that would have vested during the six-month period following such qualifying termination of employment will immediately vest, and in the case of options become immediately exercisable, and any performance-based goals will be deemed to have been met at the greater of actual performance or target levels; or

○

if such qualifying termination of employment occurs during the period commencing three months prior to and ending 18 months after a change in control, then all of then unvested shares subject to the then-outstanding equity awards will immediately vest, and, in each case, any performance-based goals will be deemed to have been met at the greater of actual performance or target levels.

In addition, if Mr. Calderoni remains employed through the occurrence of our change in control, then 50% of the then-unvested shares subject to Mr. Calderoni’s equity awards will immediately vest, and in the case of options become immediately exercisable, and if Mr. Calderoni remains employed with us through the one-year anniversary of a change in control, then all of the then-unvested shares subject to such awards will immediately vest, and in the case of options become immediately exercisable. These change in control terms were part of the employment letter we entered into with Mr. Calderoni prior to our IPO and were not modified when we transitioned to be a public company.

David H. Morton, Jr.; Ana Pinczuk; Vivie Lee

We have also entered into Post-Employment Compensation Agreements with Mr. Morton, Ms. Pinczuk, and Ms. Lee in connection with the commencement of their employment. Pursuant to each of their Post-Employment Compensation Agreements, if the named executive officer dies or becomes disabled, is terminated without “cause”, or resigns for “good reason” (each as defined in the named executive officer’s agreement) at any time during his or her service with us, he or she will be eligible to receive:

•	Severance Payments:
○

severance payments in an aggregate amount equal to 50% of his or her annual base salary paid over the 6-month period following such qualifying termination of employment (or in a lump-sum payment upon death or disability); or

○

if such qualifying termination of employment occurs during the period commencing three months prior to and ending 12 months after our change in control, he or she will instead receive a lump-sum payment in an amount equal to the sum of 100% of his or her annual base salary plus 100% of his or her target annual bonus then in effect;

•	COBRA:
○	a lump-sum payment in an amount equal to the COBRA premiums he or she would be required to pay to continue healthcare coverage for a period of 6 months; or
○

if such qualifying termination occurs during a change in control period, the named executive officer will instead receive a lump-sum payment in an amount equal to the COBRA premiums he or she would be required to pay to continue health coverage for a period of 12 months.

•	Equity Vesting:
○

if such qualifying termination of employment occurs during a change in control period (or his or her employment ends at any time as a result of his or her death or disability), all of the unvested shares subject to his or her then-outstanding equity awards will immediately vest, and in the case of options become immediately exercisable, and any performance-based goals will be deemed to have been met at the greater of actual performance or target levels.

For further details on the Severance Plan, see the section titled “Compensation of Named Executive Officers—Potential Payments upon Qualifying Termination or Change in Control.”

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Potential Payments upon Termination or Change-in-Control

The following table provides a summary of the estimated value of potential payments and severance benefits that would be due to each of our NEOs if such NEO is subject to a qualifying termination of employment or we experience a change-in-control:

Name	Type of Benefit	Qualifying Termination Following Termination Without Cause or for Good Reason Outside Change in Control Period(*) ($)	Qualifying Termination Following Disability or Death Outside Change in Control Period(*) ($)	Qualifying Termination During Change in Control Period(*) ($)
Frank Calderoni
	Severance	450,000(1)	450,000	675,000
	Bonus	450,000(1)	450,000	675,000
	Accelerated Vesting of Stock Options(2)	11,015,905	11,015,905	54,723,966(3)
	Accelerated Vesting of Restricted Stock Units(4)	36,218,005	36,218,005	125,153,608(5)
	COBRA Premiums	39,915	39,915	39,915
	Total	48,173,825	48,173,825	181,267,489
David H. Morton, Jr.
	Severance	187,500(6)	187,500	375,000
	Bonus	—	—	262,500
	Accelerated Vesting of Stock Options(2)	—	6,883,166	6,883,166
	Accelerated Vesting of Restricted Stock Units(4)	—	40,567,605	40,567,605
	COBRA Premiums	13,305	13,305	26,610
	Total	200,805	47,651,576	48,114,881
Ana Pinczuk
	Severance	187,500(6)	187,500	375,000
	Bonus	—	—	262,500
	Accelerated Vesting of Stock Options(2)	—	2,179,513	2,179,513
	Accelerated Vesting of Restricted Stock Units(4)	—	17,773,599	17,773,599
	COBRA Premiums	13,305	13,305	26,610
	Total	200,805	20,153,917	20,617,222
Vivie Lee
	Severance	187,500(6)	187,500	375,000
	Bonus	—	—	262,500
	Accelerated Vesting of Stock Options(2)	—	2,962,823	2,962,823
	Accelerated Vesting of Restricted Stock Units(4)	—	15,228,351	15,228,351
	COBRA Premiums	11,015	11,015	22,029
	Total	198,515	18,389,689	18,850,703

(*)

NEOs may be eligible to receive change in control payments in the event that a qualifying termination occurs prior to a change in control. For Mr. Calderoni, “change in control period” means the period commencing three months prior to and ending 18 months after our change in control. With respect the rest of our NEOs, “change in control period” means the Change in Control

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period as further described under “Compensation Discussion and Analysis—Severance and Change-in-Control Benefits”. All payments will be made in a lump sum unless otherwise noted.
(1)	Payments to be made over a 12-month period.
(2)

The amounts shown represent the value of options that receive accelerated vesting assuming that the market price per share of our common shares on the date of termination of employment (or change in control if applicable) was equal to the closing price on January 31, 2020, or $57.59 per share, and are based on the difference between this price and the exercise price of options held by the NEO. As a result, the amounts represented do not include any value for the acceleration of options that have an exercise price greater than $57.59 or for options that were already vested as of January 31, 2020.

(3)

The amount shown represents the estimated value of accelerated vesting of options due to Mr. Calderoni in the event he is terminated during a change in control period. If instead he remains in continuous service through a change in control, the estimated value of accelerated vesting of options due to Mr. Calderoni, as a result of the vesting of his outstanding stock options, would be $27,361,983. If he remains in continuous service through the 12-month anniversary of a change in control, the estimated value of potential payments due to Mr. Calderoni, as a result of the vesting of his outstanding stock options, would be an additional $27,361,983.

(4)

The amounts shown represent the value of awards of restricted stock units that receive accelerated vesting assuming that the market price per share of our common shares on the date of termination of employment (or change in control if applicable) was equal to the closing price on January 31, 2020, or $57.59 per share.

(5)

The amount shown represents the estimated value of the accelerated vesting of restricted stock units due to Mr. Calderoni in the event he is terminated during a change in control period. If instead he remains in continuous service through a change in control, the estimated value of potential payments due to Mr. Calderoni, as a result of the vesting of his restricted stock units, would be $62,576,804 and, if he remains in continuous service through the 12-month anniversary of a change in control, the estimated value of accelerated vesting of restricted stock units due to Mr. Calderoni would be an additional $62,576,804.

(6)	Payments to be made over a 6 month period.

In order for a NEO to be eligible to receive payment upon a qualifying termination of employment, such NEO must agree to enter into our then-standard separation agreement and release of claims which, among other things, may contain non-disparagement and non-solicitation terms.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in the following report of Anaplan’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Anaplan specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management and the Board. In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board, and the Board approved, that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2020 and included in this Proxy Statement.

Respectfully submitted, THE COMPENSATION COMMITTEE

Susan L. Bostrom, Chair Robert E. Beauchamp Suresh Vasudevan

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2020 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2021. At the 2020 Annual Meeting, stockholders will be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021. KPMG LLP has been acting as our independent auditor for six years and both, by virtue of its long familiarity with the Company’s affairs and its ability, is considered qualified to perform this important function.

Representatives of KPMG LLP will be present at the 2020 Annual Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

A simple majority of all votes cast by holders of common stock on the Record Date represented virtually or by proxy at the 2020 Annual Meeting is required to approve Proposal Two.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in the following report of Anaplan’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Anaplan specifically incorporates it by reference.

The Audit Committee’s general role is to assist the Board in monitoring and overseeing the Company’s financial reporting process and related matters. Our management is responsible for preparing and presenting our financial statements, and our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB). The Audit Committee’s specific responsibilities are set forth in its charter.

In connection with the preparation of the financial statements as of and for the fiscal year ended January 31, 2020, the Audit Committee performed the following tasks:

•	The Audit Committee reviewed and discussed the Company’s consolidated financial statements for its fiscal year ended January 31, 2020 with its management team;
•	The Audit Committee met with representatives of KPMG LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements;
•

The Audit Committee also discussed with members of KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with members of KPMG LLP its independence.

Based upon these reviews and discussions, and other matters it deemed relevant, the Audit Committee recommended, and the Board approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE

David Conte, Chair Sandesh Patnam Rob Ward Yvonne Wassenaar

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Fees Paid to Independent Auditors

The aggregate fees paid or accrued by us for professional services provided by KPMG LLP in the fiscal years ended January 31, 2020 and January 31, 2019 are set forth below.

	Fiscal Year
	2020	2019
Audit Fees	$2,135,000	$2,175,000
Audit-Related Fees	-	$300,000
Tax Fees	$80,000	$63,380
All Other Fees	-	$20,000

Total	$2,215,000	$2,558,380

Audit Fees. This category consists of professional services provided in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements.

Audit-Related Fees. This category consists of assurance and related services provided by KPMG LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees”. For fiscal 2020, this category includes: agreed upon procedures, engagements, and advisement on accounting matters that arose during those years in connection with the preparation of our annual and quarterly consolidated financial statements.

Tax Fees. This category consists primarily of professional services provided by KPMG LLP primarily for tax compliance for fiscal 2020 and 2019.

All Other Fees. This category consists of consulting fees for GDPR compliance for fiscal year 2019.

In fiscal 2020 and 2019, all audit, audit related, tax and all other fees were pre-approved by the Audit Committee. Under the SEC rules, subject to certain permitted de minimis criteria, pre-approval is required for all professional services rendered by the Company’s principal accountant. We comply with these SEC rules. In making its recommendation to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021, the Audit Committee considered whether the services provided to us by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us. The Audit Committee has determined that the provision of these services by KPMG LLP is compatible with maintaining that independence.

Pre-Approval of Services by Independent Auditors

The Audit Committee pre-approves all audit and other permitted non-audit services provided to us by our independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The Audit Committee may also pre-approve particular services on a case-by-case basis. Our independent auditors and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent auditors.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL THREE – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

Pursuant to Section 14A of the Exchange Act, every six years we must provide stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes on the compensation of our named executive officers. Stockholders have the opportunity to recommend, on a non-binding advisory basis, whether they would prefer these advisory votes on named executive officer compensation to be presented for stockholder approval every one, two or three years. An advisory vote on the compensation of our named executive officers is commonly referred to as a “Say-on-Pay” vote, and we anticipate that we will conduct a Say-on-Pay vote for the first time at the annual meeting of the stockholders in 2021.

When voting on this proposal, you have four choices. You may vote to recommend that the advisory vote on named executive officer compensation take place every “ONE YEAR”, “TWO YEARS”, “THREE YEARS”, or you may “ABSTAIN” from voting on this proposal.

After careful consideration, our Board recommends that future stockholder advisory votes on the compensation of our named executive officers be held annually. We believe that an annual advisory vote on named executive officer compensation will enable our stockholders to provide timely feedback on our named executive officer compensation policies and practices, which will then be considered by our Board.

As this is an advisory vote, you are not voting to approve or disapprove of the Board’s recommendation. Instead, you are indicating to the Board what your preferred frequency is as to future stockholder advisory votes on the compensation of our named executive officers. Nevertheless, our Board appreciates your input as it considers the frequency of future non-binding advisory votes on the compensation of our named executive officers. We expect that the next stockholder vote on the frequency of future non-binding advisory votes on named executive officer compensation will occur at our 2026 annual meeting of stockholders.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

The proxy card provides four choices: a one, two or three year frequency or stockholders may abstain from voting on the proposal. The option that receives the majority of votes of the holders of shares of common stock represented virtually or by proxy at the 2020 Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders.

THE BOARD RECOMMENDS YOU VOTE FOR A FREQUENCY OF “ONE YEAR” ON THE NON-BINDING ADVISORY PROPOSAL REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans consisting of the 2012 Stock Plan, 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan as of January 31, 2020.

Equity compensation plans	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	20,457,294 (1)	$11.69 (2)	19,857,839 (3)
Equity compensation plans not approved by stockholders

Total	20,457,294	$11.69	19,857,839

(1)

This number includes 5,896,767 shares of common stock that were subject to issuance upon the exercise or vesting of awards granted under our 2018 Equity Incentive Plan (the “2018 EIP”) and 14,560,527 shares of common stock that were subject to issuance upon the exercise or vesting of awards granted under the 2012 Stock Plan (the “2012 Plan”).

(2)	This value is calculated based on the exercise price of options outstanding under 2018 EIP and 2012 Plan.
(3)

This number includes 17,071,596 shares of common stock available for future issuance under the 2018 EIP, and 2,786,270 shares of common stock available for future issuance under our Employee Stock Purchase Plan.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a stockholder intended to be included in our Proxy Statement for the 2021 annual meeting of stockholders must be received by the Company at its registered office at Anaplan, Inc., 50 Hawthorne Street, San Francisco, California 94105 Attn: Corporate Secretary, no later than December 22, 2020. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, to be eligible for inclusion in our 2021 Proxy Statement.

The Company’s bylaws set forth procedures to be followed by stockholders who wish to nominate candidates for election to the Board in connection with annual meetings of stockholders or who wish to bring forth other business at the annual meeting of stockholders. All such nominations must be accompanied by certain background and other information specified in our bylaws. A stockholder wishing to nominate a director for the 2021 annual meeting of stockholders must provide written notice to the Corporate Secretary of their intention to make such nomination no earlier than February 3, 2021 and no later than March 5, 2021.

The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for Board membership, which should be sent to that Committee, care of the Corporate Secretary, at the address set forth above. In addition to considering candidates recommended by stockholders, the Committee considers potential candidates recommended by current directors, Anaplan officers, employees and others. As stated in the Company’s Corporate Governance Guidelines, all candidates for Board membership are selected based upon their professional experience, recognized achievement in their respective fields, willingness to make the commitment of time and effort required, good judgment, strength of character, reputation for integrity and personal and professional ethics, and an independent mind. Candidates recommended by stockholders are evaluated in the same manner as director candidates identified by any other means.

If a stockholder wishes to communicate with the Board for any other reason, all such communications should be sent in writing, care of the Corporate Secretary, at the address set forth above.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee of the Board of Directors” and “Report of the Audit Committee of the Board of Directors” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.

Information contained on, or accessible through, our Company website is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended January 31, 2020, accompanies this Proxy Statement. A printed copy of either this Proxy Statement or our Annual Report on Form 10-K, excluding exhibits, will be furnished without charge to beneficial stockholders or stockholders of record upon request to:

Anaplan, Inc.

Investor Relations

50 Hawthorne Street,

San Francisco, California 94105

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2020 NOTICE OF MEETING AND PROXY STATEMENT

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding,” and we have adopted this procedure. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Anaplan, Inc.

Investor Relations

50 Hawthorne Street,

San Francisco, California 94105

Stockholders who hold their shares through a broker or other nominee who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request householding of their communications should contact their broker.

By Order of the Board,

Gary Spiegel

Vice President, Legal and Corporate Secretary

April 21, 2020

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1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000462847_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. To elect two Class II directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. Nominees 01 Susan L. Bostrom 02 Sandesh Patnam ANAPLAN, INC. 50 HAWTHORNE STREET SAN FRANCISCO, CA 94105 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/PLAN2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; The Board of Directors recommends you vote 1 YEAR for the following proposal: 1 year 2 years 3 years Abstain 3 Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000462847_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com ANAPLAN, INC. Annual Meeting of Stockholders June 3, 2020 8:00 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Frank Calderoni and David H. Morton, Jr. or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ANAPLAN, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM, PT on June 3, 2020, via a virtual meeting at www.virtualshareholdermeeting.com/PLAN2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side